                                                                  Exhibit 4.12.4

WHEN RECORDED, RETURN TO:

THOMAS M. SIMPSON, ESQ.
LATHAM & WATKINS
885 THIRD AVE.
NEW YORK, NEW YORK  10022

                     --------------------------------------


                       OPEN-END MORTGAGE TO SECURE PRESENT
                        AND FUTURE LOANS UNDER CHAPTER 25
                     OF TITLE 34 OF THE GENERAL LAWS OF THE
                              STATE OF RHODE ISLAND


                          INDENTURE OF TRUST, MORTGAGE
                             AND SECURITY AGREEMENT


                          Dated as of December 19, 2000


                                     between


                     PMCC CALPINE NEW ENGLAND INVESTMENT LLC


                                       and


 STATE STREET TRUST BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION
                              as Indenture Trustee


                     --------------------------------------

                         TIVERTON AND RUMFORD FACILITIES

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1.         DEFINITIONS..............................................................4

SECTION 2.         THE NOTES................................................................5

Section 2.1.          Limitation on Notes...................................................5

Section 2.2.          Lessor Notes..........................................................6

Section 2.3.          Execution and Authentication of Notes.................................6

Section 2.4.          Issuance and Terms of the Lessor Notes................................6

Section 2.5.          Payments from Indenture Estate Only; No Personal Liability of the
                         Owner Lessor, the Owner Participant or the Indenture Trustee.......7

Section 2.6.          Method of Payment.....................................................7

Section 2.7.          Application of Payments...............................................8

Section 2.8.          Registration, Transfer and Exchange of Notes..........................9

Section 2.9.          Mutilated, Destroyed, Lost or Stolen Notes............................9

Section 2.10.         Redemptions; Assumption..............................................10

Section 2.11.         Payment of Expenses on Transfer......................................13

Section 2.12.         Additional Lessor Notes..............................................13

Section 2.13.         Restrictions of Transfer Resulting from Federal Securities Laws;
                         Legend............................................................15

Section 2.14.         Security for and Parity of Notes.....................................15

Section 2.15.         Acceptance of the Indenture Trustee..................................15

SECTION 3.         RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM INDENTURE ESTATE...15

Section 3.1.          Distribution of Periodic Rent........................................15

Section 3.2.          Payments Following Event of Loss or Other Early Termination..........17

Section 3.3.          Payments After Lease Indenture Event of Default......................18

Section 3.4.          Investment of Certain Payments Held by the Indenture Trustee.........19

Section 3.5.          Application of Certain Other Payments................................19

Section 3.6.          Other Payments.......................................................19

Section 3.7.          Excepted Payments....................................................20

Section 3.8.          Distributions to the Owner Lessor....................................20

Section 3.9.          Payments Under Assigned Documents....................................20

Section 3.10.         Disbursement of Amounts Received by the Indenture Trustee............20



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
SECTION 4.         COVENANTS OF OWNER LESSOR; DEFAULTS; REMEDIES OF INDENTURE TRUSTEE......21

Section 4.1.          Covenants of Owner Lessor............................................21

Section 4.2.          Occurrence of Lease Indenture Event of Default.......................21

Section 4.3.          Remedies of the Indenture Trustee....................................23

Section 4.4.          Right to Cure Certain Lease Events of Default........................25

Section 4.5.          Rescission of Acceleration...........................................27

Section 4.6.          Return of Indenture Estate, Etc......................................28

Section 4.7.          Power of Sale and Other Remedies.....................................29

Section 4.8.          Appointment of Receiver..............................................30

Section 4.9.          Remedies Cumulative..................................................30

Section 4.10.         Waiver of Various Rights by the Owner Lessor.........................30

Section 4.11.         Discontinuance of Proceedings........................................31

Section 4.12.         No Action Contrary to the Facility Lessees' Rights Under the
                         Facility Leases...................................................31

Section 4.13.         Right of the Indenture Trustee to Perform Covenants, Etc.............31

Section 4.14.         Further Assurances...................................................31

Section 4.15.         Waiver of Past Defaults..............................................32

SECTION 5.         DUTIES OF INDENTURE TRUSTEE; CERTAIN RIGHTS AND DUTIES OF OWNER LESSOR..32

Section 5.1.          Notice of Action Upon Lease Indenture Event of Default...............32

Section 5.2.          Actions Upon Instructions Generally..................................32

Section 5.3.          Action Upon Payment of Notes or Termination of Facility Leases.......32

Section 5.4.          Compensation of the Indenture Trustee; Indemnification...............33

Section 5.5.          No Duties Except as Specified; No Action Except Under Facility
                         Leases, Indenture or Instructions.................................33

Section 5.6.          Certain Rights of the Owner Lessor...................................34

Section 5.7.          Restrictions on Dealing with Indenture Estate........................35

Section 5.8.          Filing of Financing Statements and Continuation Statements...........35

SECTION 6.         INDENTURE TRUSTEE AND OWNER LESSOR......................................36

Section 6.1.          Acceptance of Trusts and Duties......................................36

Section 6.2.          Absence of Certain Duties............................................37



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
Section 6.3.          Representations and Warranties.......................................38

Section 6.4.          No Segregation of Moneys; No Interest................................38

Section 6.5.          Reliance; Agents; Advice of Experts..................................39

SECTION 7.         SUCCESSOR INDENTURE TRUSTEES AND SEPARATE TRUSTEES......................39

Section 7.1.          Resignation or Removal of the Indenture Trustee; Appointment of
                          Successor........................................................39

Section 7.2.          Appointment of Additional and Separate Trustees......................44

SECTION 8.         SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS........42

Section 8.1.          Supplemental Indenture and Other Amendment With Consent; Conditions
                         and Limitations...................................................42

Section 8.2.          Supplemental Indentures and other Amendments Without Consent.........43

Section 8.3.          Conditions to Action by the Indenture Trustee........................44

SECTION 9.         MISCELLANEOUS...........................................................45

Section 9.1.          Surrender, Defeasance and Release....................................45

Section 9.2.          Conveyances Pursuant to Section 4.2 of Site Leases and Subleases.....46

Section 9.3.          Appointment of the Indenture Trustee as Attorney; Further Assurances.46

Section 9.4.          Indenture for Benefit of Certain Persons Only........................46

Section 9.5.          Notices; Furnishing Documents, etc...................................47

Section 9.6.          Severability.........................................................48

Section 9.7.          Limitation of Liability..............................................48

Section 9.8.          Written Changes Only.................................................48

Section 9.9.          Counterparts.........................................................49

Section 9.10.         Successors and Permitted Assigns.....................................49

Section 9.11.         Headings and Table of Contents.......................................49

Section 9.12.         Governing Law........................................................49

Section 9.13.         Reorganization Proceedings with Respect to the Lessor Estate.........49

Section 9.14.         Withholding Taxes: Information Reporting.............................50

Section 9.15.         Fixture Financing Statement..........................................50



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                 PAGE
APPENDIX

Appendix A            Definitions

EXHIBITS

Exhibit A-1           Description of Tiverton Site
Exhibit A-2           Description of Rumford Site
Exhibit B-1           Form of Tiverton Lessor Note
Exhibit B-2           Form of Rumford Lessor Note
Exhibit C             Form of Certificate of Authentication
Exhibit D-1           Description of Tiverton Facility
Exhibit D-2           Description of Rumford Facility

                       OPEN-END MORTGAGE TO SECURE PRESENT

                        AND FUTURE LOANS UNDER CHAPTER 25

                     OF TITLE 34 OF THE GENERAL LAWS OF THE

                              STATE OF RHODE ISLAND

                 INDENTURE OF TRUST, MORTGAGE AND SECURITY TRUST


        This OPEN-END MORTGAGE TO SECURE PRESENT AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34 OF THE GENERAL LAWS OF THE STATE OF RHODE ISLAND, INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT (this "Indenture"), dated as of December 19, 2000, between PMCC Calpine New England Investment LLC, a Delaware limited liability company as mortgagor (the "Owner Lessor") and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION as mortgagee on behalf of the Noteholders (the "Indenture Trustee").


                                   WITNESSETH:

        WHEREAS, pursuant to the Participation Agreement, the Owner Lessor has purchased the Tiverton Facility from Tiverton Power Associates Limited Partnership and the Rumford Facility from Rumford Power Associates Limited Partnership (the "Facility Lessees");

        WHEREAS, the Owner Lessor has entered into a Facility Lease, dated as of the date hereof with each of the Facility Lessees pursuant to which the Facility Lessees have leased from the Owner Lessor for a term of years the Facilities, which they sold to the Owner Lessor pursuant to the Bills of Sale;

        WHEREAS, the Tiverton Facility is more particularly described on Exhibit D-1 hereto and made a part hereof, and the Rumford Facility is more particularly described on Exhibit D-2 hereto and made a part hereof;

        WHEREAS, the Facility Lessees have leased the Tiverton and Rumford Ground Interests (as hereinafter defined) with the right to nonexclusive possession thereof to the Owner Lessor pursuant to the certain Tiverton Site Lease and Rumford Site Lease, respectively, a memorandum of which shall be recorded with this Indenture in the appropriate registry of [deeds/land records] described in Exhibits A-1 and A-2, respectively, attached hereto, and the Owner Lessor simultaneously therewith has leased the Facility Lessees' respective Ground Interest back to the Facility Lessees pursuant to the Tiverton Site Sublease and Rumford Site Sublease, respectively;

        WHEREAS, the Tiverton and Rumford Sites are more particularly described in Exhibits A-1 and A-2, respectively, attached hereto;

        WHEREAS, in accordance with this Indenture, the Owner Lessor will (i) execute and deliver the Tiverton Lessor Notes and the Rumford Lessor Notes, the proceeds of which will be used by the Owner Lessor to finance a portion of the Purchase Price for the Rumford Facility and the Tiverton Facility purchased from the Facility Lessees, and (ii) grant to the Indenture Trustee the security interests herein provided;

        WHEREAS, this Indenture is regarded as a mortgage deed under the laws of the States of Rhode Island and Maine, as a security agreement under the Uniform Commercial Codes of the States of New York, Rhode Island, Maine, Connecticut, Massachusetts and California and as a fixture filing under the laws of the States of Rhode Island and Maine;

        WHEREAS, the Owner Lessor and the Indenture Trustee desire to enter into this Indenture, to, among other things, provide for (a) the issuance by the Owner Lessor of the Lessor Notes to be issued on the Closing Date, and Additional Lessor Notes from time to time and (b) the conveyance and assignment to the Indenture Trustee on the Closing Date of the Facilities conveyed to the Owner Lessor and the Owner Lessor's right, title and interest in and under the Operative Documents executed in connection therewith and all payments and other amounts received hereunder or thereunder in accordance herewith (excluding Excepted Payments);

        WHEREAS, all things have been done to make the Notes, when executed by the Owner Lessor, authenticated and delivered hereunder and issued, the valid obligations of the Owner Lessor; and

        WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Lessor, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

        NOW THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure
(i) the prompt payment when and as due of the principal of and the Make-Whole Amount, if any, and interest on the Notes and of all other amounts owing with respect to all Notes from time to time outstanding hereunder, and the prompt payment when and as due of any and all other amounts from time to time owing in respect of the Secured Indebtedness and (ii) the performance and observance by the Owner Lessor for the benefit of the holders of the Notes and the Indenture Trustee of all other obligations, agreements, and covenants of the Owner Lessor set forth hereinafter and in the Notes, the Operative Documents and the other documents, certificates and agreements delivered in connection therewith:

                                GRANTING CLAUSE:

The Owner Lessor hereby irrevocably grants, conveys, assigns, transfers, pledges, bargains, sells and confirms unto the Indenture Trustee and its successors and permitted assigns, for the benefit of the holders of the Notes from time to time, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Lessor, WITH MORTGAGE COVENANTS and grants a security interest in, to and under the following described property, rights, interests and privileges, whether now held or hereafter acquired

(which collectively, including all property hereafter specifically subjected to the security interest created by this Indenture by any supplement hereto, exclusive of Excepted Payments) are included within, and are hereafter referred to as, the "Indenture Estate"):

            (1) the Facilities (described in Exhibits D-1 and D-2 attached hereto) conveyed to the Owner Lessor pursuant to the Bills of Sale located on the Tiverton Site and the Rumford Site (said Sites being more particularly described in Exhibits A-1 and A-2 attached hereto), and the leasehold estates in the Ground Interest (as hereinafter defined) granted to the Owner Lessor by the Tiverton Site Lease, the Tiverton Sublease, the Rumford Site Lease and the Rumford Sublease, together with all titles, estates, interests, rights, powers and privileges of the Owner Lessor in respect thereof;

            (2) all the estate, right, title and interest of the Owner Lessor in, to and under the Bills of Sale, the Facility Leases, the Facility Site Leases and Facility Site Subleases, the Calpine Guaranties and the Participation Agreement (collectively, the "Assigned Documents"), including (a) all amounts of Periodic Rent and Supplemental Rent and payments of any kind payable under the Facility Leases, including Termination Value, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Indenture Estate as contemplated in the Assigned Documents and (b) all rights of the Owner Lessor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Assigned Document, as well as all the rights, powers and remedies on the part of the Owner Lessor, whether arising under any Assigned Document or by statute or at law or equity or otherwise, and whether or not arising out of any Significant Lease Default, Lease Indenture Event of Default or Event of Default (except to the extent provided under Section 5.6 hereof);

            (3) all rents (including Periodic Rent and Supplemental Rent payable under the Facility Leases), issues, profits, royalties, products, revenues, and other income of all property from time to time subjected or required to be subjected to the Lien of this Indenture, including all payments or proceeds payable to the Owner Lessor after termination of the Facility Leases with respect to the Facilities or any portion thereof as the result of the sale, lease or other disposition of the Facilities or any portion thereof and the Ground Interests or any portion thereof, and all the estate, right, title, and interest, of every nature whatsoever of the Owner Lessor in and to the same and every part thereof (the "Revenues");

            (4) all moneys, securities and other investment property now or hereafter deposited or paid or required to be deposited or paid with the Indenture Trustee pursuant to any term of this Indenture or any other Assigned Document and held or required to be held by or for the benefit of the Indenture Trustee hereunder;

            (5) all the estate, right, title and interest of the Owner Lessor in and to any right to restitution from the Facility Lessees in respect of any determination of invalidity of any Assigned Document;

            (6) all rights of the Owner Lessor to amounts paid or payable by the Facility Lessees to the Owner Lessor under the Participation Agreement and all rights of the Owner Lessor to enforce payment of any such amounts;

            (7) all other property, rights and privileges of every kind and description, real, personal and mixed, tangible and intangible and all interests therein, now held or hereafter acquired by the Owner Lessor pursuant to any term of any Assigned Document, whether located on the Tiverton or Rumford Site or elsewhere and whether or not subjected to the Lien of this Indenture by a supplement hereto; and

            (8) all proceeds of the foregoing;

        BUT EXCLUDING from such property, rights and privileges all Excepted Payments and SUBJECT TO the rights of the Owner Lessor and the Owner Participant hereunder, including under Sections 4.3(d), 4.4 and 5.6 hereof;

        TO HAVE AND TO HOLD the Indenture Estate and all parts, rights, members and appurtenances thereof, unto the Indenture Trustee and the successors and permitted assigns of the Indenture Trustee, for the benefit and security of the Noteholders from time to time, forever, and in fee simple as to all parts thereof constituting real property;

        PROVIDED, HOWEVER, that if the principal of and the Make-Whole Amount, if any, and interest on the Notes, and all other Secured Indebtedness hereunder shall have been paid and the Owner Lessor shall have performed and complied with all the covenants, agreements, terms and provisions hereof, then this Indenture and the rights hereby granted shall terminate and cease.

        Concurrently with the delivery of this Indenture, the Owner Lessor is delivering to the Indenture Trustee the chattel paper originally-executed counterpart of each of the Facility Leases. All property referred to in this Granting Clause, whenever acquired by the Owner Lessor, shall secure all obligations under and with respect to the Notes at any time outstanding. Any and all properties referred to in this Granting Clause which are hereafter acquired by the Owner Lessor, shall, without further conveyance, assignment or act by the Owner Lessor or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

        This Indenture is intended to constitute a security agreement as required under the Uniform Commercial Codes of the States of New York, Rhode Island, Maine, Connecticut, Massachusetts and California.

        The Indenture Trustee, for itself and its successors and permitted assigns, hereby agrees that it shall hold the Indenture Estate, in trust for the benefit and security of (i) the holders from time to time of the Notes from time to time outstanding, without any priority of any one Note over any other except as herein otherwise expressly provided and (ii) the Indenture Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Lessor shall remain liable under the Assigned Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Noteholders shall have no obligation or liability under any Assigned Document by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or the Noteholders be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligation of the Owner Lessor under or pursuant to any such Assigned Document or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times).

        Accordingly, the Owner Lessor, for itself and its successors and permitted assigns, agrees that all Notes are to be issued and delivered and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Owner Lessor, for itself and its successors and permitted assigns, hereby covenants and agrees with the Indenture Trustee, for the benefit and security of the holders from time to time of the Notes from time to time outstanding and to protect the security of this Indenture, and the Indenture Trustee agrees to accept the trusts and duties hereinafter set forth, as follows:

SECTION 1. DEFINITIONS

        (b) (a) Unless the context hereof shall otherwise require, capitalized terms used, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A attached hereto. The general provisions of such Appendix A shall apply to the terms used in this Indenture and specifically defined herein.

        (c) (b) In addition, the following terms shall have the following meanings.

        "Ground Interests" means the interest in the Rumford Site as described in Exhibit A-2 or the Tiverton Site as described in Exhibit A-1 leased to the Owner Lessor and subleased to the applicable Lessee pursuant to the Rumford Site Lease and Rumford Site Sublease and the Tiverton Site Lease and Tiverton Site Sublease, respectively.

        "Secured Indebtedness" means principal of and the Make-Whole Amount, if any, and interest on and other amounts due under all Notes and all other sums payable to the Indenture Trustee or the Noteholders from time to time hereunder and under the Participation Agreement and the other Operative Documents by the Facility Lessees, the Owner Participant and the Owner Lessor, including:

              (i) (i) The indebtedness evidenced by the Lessor Notes, together with interest thereon at the rate provided in each Lessor Note and the Make-Whole Amount thereon and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Lessor Notes, and principal of such Lessor Notes being due and payable as provided in such Lessor Notes;

              (ii) (ii) Any and all other indebtedness now owing or which may hereafter be owing by the Owner Lessor to or for the benefit of the Indenture Trustee under the Operative Documents including indemnities and other Supplemental Rent payable by the Facility Lessees under the Operative Documents, whether evidenced by Additional Lessor Notes issued pursuant to Section 2.12 hereof or otherwise, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with interest thereon at the rate provided in each Additional Lessor Note and the Make-Whole Amount thereon (if any) and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Additional Lessor Notes, and principal of such Additional Lessor Notes being due and payable as provided in each such Additional Lessor Note.

              (iii) (iii) Any and all additional advances made by the Indenture Trustee to protect or preserve the Indenture Estate or the security interest and other interests created hereby on the Indenture Estate or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of the Owner Lessor's obligations hereunder or for any other purpose provided herein, including advances made pursuant to Section 4.13 hereof (whether or not the Owner Lessor remains the owner of the Indenture Estate at the time of such advances); and

              (iv) (iv) Any and all expenses incident to the collection of the Secured Indebtedness and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained.

SECTION 2. THE NOTES

        Section 2.1. Limitation on Notes. No Notes may be issued under the provisions of, or become secured by, this Indenture except in accordance with the provisions of this Section 2. The aggregate principal amount of the Notes which may be authenticated and delivered and outstanding at any one time under this Indenture shall be limited to the principal amount of the Lessor Notes issued on the Closing Date to the Pass Through Trustee, plus the aggregate principal amount of Additional Lessor Notes issued pursuant to Section 2.12.

        Section 2.2. Lessor Notes. There is hereby created and established hereunder a note in the aggregate principal amount of $190,000,000 with a final maturity date of July 15, 2018, substantially in the form set forth in Exhibit B-1 to this Indenture (the "Tiverton Lessor Notes"). There is hereby created and established hereunder a note in the aggregate principal amount of $176,000,000 with a final maturity date of July 15, 2018, substantially in the form set forth in Exhibit B-2 to this Indenture (the "Rumford Lessor Notes" and, together with the Tiverton Lessor Note, the "Lessor Notes").

        Section 2.3. Execution and Authentication of Notes. Each Note issued hereunder shall be executed and delivered on behalf of the Owner Lessor by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such Note and be in denominations of not less than $1,000. Any Note may be signed by a Person who, at the actual date of the execution of such Note, is an authorized signatory of the Owner Lessor although at the nominal date of such Note such Person may not have been an authorized signatory of the Owner Lessor. No Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication in the form contained in Exhibit C (or in the appropriate form provided for in any supplement hereto executed pursuant to Section 2.12 hereof), executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. The Indenture Trustee shall authenticate and deliver the Lessor Note for original issue on the Closing Date in the principal amount specified in Section 2.2, upon a written order of the Owner Lessor.

The Indenture Trustee shall authenticate and deliver Additional Lessor Notes, upon a written order of the Owner Lessor and satisfaction of the conditions specified in Section 2.12. Such order shall specify the principal amount of the Additional Lessor Notes to be authenticated and the date on which the original issue of Additional Lessor Notes is to be authenticated.

        Section 2.4.  Issuance and Terms of the Lessor Notes.

        (a) Issuance of the Lessor Notes at the Closing. On the Closing Date, the Lessor Notes shall be issued to the Pass Through Trust in the amounts set forth in Section 2.2 hereof, and shall be dated the Closing Date.

        (b) Principal and Interest. The principal amount of each Lessor Note shall be due and payable in a series of installments having a final payment date of July 15, 2018. The principal of each Lessor Note shall be due and payable in installments on the dates and in the amounts set forth in the Schedule(s) attached to such Lessor Note on the date of issuance and authentication thereof. The Schedule(s) to each Lessor Note to the contrary notwithstanding, the last payment made under such Lessor Note shall be equal to the then unpaid balance of the principal of such Lessor Note plus all accrued and unpaid interest on, and any other amounts due under, such Lessor Note. Each Lessor Note shall bear interest on the principal from time to time outstanding from and including the date of issuance thereof (computed on the basis of a 360-day year of twelve 30-day months) until paid in full at the rate set forth in such Lessor Note. Interest on each Lessor Note shall be due and payable in arrears semi-annually commencing on July 15, 2001, and on each July 15 and January 15 thereafter until paid in full. If any day on which principal, Make-Whole Amount, if any, or interest on the Lessor Notes are payable is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

        (c) Overdue Payments. Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal, Make-Whole Amount (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate.

        (d) Indemnity Amounts. The Owner Lessor agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.5 hereof any and all indemnity amounts received by the Owner Lessor which are payable by the Facility Lessees to (i) the Indenture Trustee, (ii) the Pass Through Trust, or (iii) the Pass Through Trustee.

        Section 2.5. Payments from Indenture Estate Only; No Personal Liability of the Owner Lessor, the Owner Participant or the Indenture Trustee. Except as otherwise specifically provided in this Indenture or the Participation Agreement, all payments in respect of the Notes or under this Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 hereof; and the Owner Participant shall not have any obligation for payments in respect of the Notes or under this Indenture. The Indenture Trustee and each Noteholder, by its acceptance thereof, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Indenture Trustee or such

Noteholder, as the case may be, as herein provided and that, except as expressly provided in this Indenture, the Participation Agreement or any other Operative Document, none of the Owner Participant, the Owner Lessor, the Lease Indenture Company, nor the Indenture Trustee shall be personally liable to such Noteholder or the Indenture Trustee for any amounts payable hereunder, under such Note or for any performance to be rendered under any Assigned Document or for any liability under any Assigned Document. Without prejudice to the foregoing, the Owner Lessor will duly and punctually pay or cause to be paid the principal of, Make-Whole Amount, if any, and interest on all Notes according to their terms and the terms of this Indenture. Nothing contained in this Section 2.5 limiting the liability of the Owner Lessor shall derogate from the right of the Indenture Trustee and the Noteholders to proceed against the Indenture Estate and the Calpine Guaranties to secure and enforce all payments and obligations due hereunder and under the Assigned Documents and the Notes.

        (a) In furtherance of the foregoing, to the fullest extent permitted by law, each Noteholder (and each assignee of such Person), by its acceptance thereof, agrees that neither it nor the Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 2.5.

        (b) Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Owner Lessor set forth in the Participation Agreement or the LLC Agreement.

        Section 2.6. Method of Payment. The Owner Lessor shall maintain an office or agency where Notes may be presented for payment (the "Paying Agent"). The Owner Lessor may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Owner Lessor initially appoints the Indenture Trustee as Paying Agent in connection with the Notes.

        (a) The Owner Lessor shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Owner Lessor shall require each Paying Agent (other than the Indenture Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders or the Indenture Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Indenture Trustee of any default by the Owner Lessor in making any such payment.

        (b) The principal of and the Make-Whole Amount, if any, and interest on each Note shall be paid by the Paying Agent from amounts available in the Indenture Estate on the dates provided in the Notes by mailing a check for such amount, payable in New York Clearing House funds, to each Noteholder at the last address of each such Noteholder appearing on the Note Register, or by whichever of the following methods shall be specified by notice from a Noteholder to the Indenture Trustee: (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such Noteholder with the Indenture Trustee, (ii) by making such payment to such Noteholder in immediately available funds at the Indenture Trustee Office, or (iii) in the case of the Lessor Notes and in the case of other Notes, if such Noteholder is the Pass Through Trustee, or a bank or other institutional investor, by transferring such amount in immediately available funds for the account of such Noteholder to the banking institution having bank wire transfer facilities as shall be specified by such Noteholder, such transfer to be subject to telephonic confirmation of payment. Any payment made under any of the foregoing methods shall be made free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of such Note, unless otherwise specified by the terms of the Note, except that, in the case of the final payment in respect of any Note, such Note shall be surrendered to the Indenture Trustee for cancellation after such payment. All payments in respect of the Notes shall be made (1) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Indenture Trustee are actually received by the Indenture Trustee if such amounts are received by 12:00 noon New York City time, on a Business Day, or (2) on the next succeeding Business Day if received after such time or on any day other than a Business Day. One or more of the foregoing methods of payment may be specified in a Note. Prior to due presentment for registration of transfer of any Note, the Owner Lessor and the Indenture Trustee may deem and treat the Person in whose name any Note is registered on the Note Register as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and neither the Owner Lessor nor the Indenture Trustee shall be affected by any notice to the contrary. All payments made on any Note in accordance with the provisions of this Section 2.6 shall be valid and effective to satisfy and discharge the liability on such Note to the extent of the sums so paid and (except as provided herein) neither the Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

        Section 2.7. Application of Payments. Each payment on any outstanding Note shall be applied, first, to the payment of accrued interest (including interest on overdue principal and the Make-Whole Amount, if any, and, to the extent permitted by Applicable Law, overdue interest) on such Note to the date of such payment, second, to the payment of the principal amount of, and the Make-Whole Amount, if any, on such Note then due (including any overdue installments of principal) thereunder and third, to the extent permitted by
Section 2.10 of this Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and the Make-Whole Amount, if any, on such Note. The order of application of payments prescribed by this Section 2.7 shall not be deemed to supersede any provision of Section 3 hereof regarding application of funds.

        Section 2.8. Registration, Transfer and Exchange of Notes. The Owner Lessor shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Owner Lessor may have one or more co-registrars. The Owner Lessor initially appoints the Indenture Trustee as Registrar in connection with the Notes. The Indenture Trustee shall maintain at the Indenture Trustee Office a register in which it will provide for the registration, registration of transfer and exchange of Notes (such register being referred to herein as the "Note Register"). If any
Note is surrendered at said office for registration of transfer or exchange (accompanied by a written instrument of transfer duly executed by or on behalf of the holder thereof, together with the amount of any applicable transfer taxes), the Owner Lessor will execute and the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, if any, one or more new Notes (subject to the limitations specified in Sections 2.3 and 2.13 hereof) in any denomination or denominations not prohibited by this Indenture, as requested by the Person surrendering the Note, dated the same date as the Note so surrendered and of like tenor and aggregate unpaid principal amount. Any Note or Notes issued in a registration of transfer or exchange shall be valid obligations of the Owner Lessor entitled to the same security and benefits to which the Note or Notes so transferred or exchanged were entitled, including rights as to interest accrued but unpaid and to accrue so that there will not be any loss or gain of interest on the Note or Notes surrendered. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by the holder thereof or his attorney duly authorized in writing, and the Indenture Trustee may require an opinion of counsel as to compliance of any such transfer with the Securities Act. The Indenture Trustee shall make a notation on each new Note of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued and the date on which such new Note is issued and the date to which interest on such old Note or Notes shall have been paid. The Indenture Trustee shall not be required to register the transfer or exchange of any Note during the 10 days preceding the due date of any payment on such Note.

               Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to, and agreed to be bound by, the terms and conditions hereof, of such Note (and any instrument of assignment or transfer) and of the other Operative Documents.

        Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes. Upon receipt by the Owner Lessor and the Indenture Trustee of evidence satisfactory to each of them of the loss, theft, destruction or mutilation of any Note and, in case of loss, theft or destruction, of indemnity satisfactory to each of them, and upon reimbursement to the Owner Lessor and the Indenture Trustee of all reasonable expenses incidental thereto and payment or reimbursement for any transfer taxes, and upon surrender and cancellation of such Note, if mutilated, the Owner Lessor will execute and the Indenture Trustee will authenticate and deliver in lieu of such Note, a new Note, dated the same date as such Note and of like tenor and principal amount. Any indemnity provided by the holder of a Note pursuant to this Section 2.9 must be sufficient in the reasonable judgment of the Owner Lessor and the Indenture Trustee to protect the Owner Lessor, the Indenture Trustee, the Paying Agent, the Registrar and any co-registrar or co-paying agent from any loss which any of them may suffer if a Note is replaced.

        Section 2.10. Redemptions; Assumption.

        (a) Except as provided in paragraphs (c) and (d) of this Section 2.10 or as provided in any indenture supplemental hereto, the applicable Notes shall be redeemed at a price equal to the principal amount of the Notes redeemed, together with accrued interest on such principal amount so redeemed to the Redemption Date, in whole or, to the extent set forth in clause (i), (ii), (iii) or (iv), in part, in the event of:

              (i) a termination of either of the Facility Leases pursuant to
        Section 10 thereof as a result of the occurrence of an Event of Loss (other than a Regulatory Event of Loss or an Event of Loss described in clause (v) of the definition of "Event of Loss");

             (ii) a termination of either of the Facility Leases pursuant to
        Section 10 thereof as a result of a Regulatory Event of Loss (other than a termination as a result of a Regulatory Event of Loss set forth in subsection (B) of clause (iv) of the definition of

        "Event of Loss"), unless the applicable Facility Lessee effects an assumption of the applicable Notes in accordance with paragraph (b) of this Section 2.10;

              (iii) a termination pursuant to Section 13.1 of either of the Facility Leases, unless the applicable Facility Lessee purchases the applicable Facility and effectuates an assumption of the applicable Notes in accordance with paragraph (b) of this Section 2.10; and

               (iv) a termination pursuant to clause (a) of Section 14.1 of either of the Facility Leases.

Any such redemption shall be made in accordance with the applicable provisions of Section 3 hereof.

        (b) Unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, the obligations and liabilities of the Owner Lessor hereunder and under all of the Tiverton Notes or the Rumford Notes may be assumed in whole (but not in part) by the Tiverton Lessee or the Rumford Lessee, respectively, in the event of the occurrence of (i) a Regulatory Event of Loss affecting the applicable Facility, or (ii) a termination by the Tiverton Lessee or the Rumford Lessee, respectively, pursuant to Section 13.1 or 13.2 of the Facility Lease to which such Facility Lessee is a party, where in connection with such termination the respective Facility Lessee acquires the applicable Facility, in each case, pursuant to an assumption agreement (which assumption agreement may be combined with the indenture supplemental to this Indenture hereinafter referred to in this Section 2.10(b), and shall provide for the assumption by the applicable Facility Lessee of the obligations and liabilities of the Owner Lessor and the Owner Participant under the Operative Documents pertaining to the Facility leased by such Facility Lessee) which shall make such obligations and liabilities fully recourse to the applicable Facility Lessee and shall otherwise be in form and substance acceptable to the Indenture Trustee and the Owner Lessor. Such assumption agreement shall be accompanied by an Opinion of Counsel. The applicable Facility Lessee will execute and deliver, and the Indenture Trustee will authenticate, to each Noteholder in exchange for such old Note a new Note, in a principal amount equal to the outstanding principal amount of such old Note and otherwise in substantially similar form and tenor to such old Note but indicating that the applicable Facility Lessee are the issuers thereof. When such assumption agreement becomes effective, the Owner Lessor shall be released and discharged without further act from all obligations and liabilities assumed by the applicable Facility Lessee. All documentation in connection with any such assumption (including an indenture supplemental to this Indenture which shall, among other things, contain provisions appropriately amending references to the Facility Leases in this Indenture and contain covenants by the applicable Facility Lessee similar to those contained in the Facility Leases (other than any covenants which were solely for the benefit of the Owner Participant), changed as appropriate, and amendments or supplements to the other Operative Documents, officers' certificates, opinions of counsel and regulatory approvals) shall be prepared by and at the expense of the applicable Facility Lessee acceptable in form and substance to the Indenture Trustee. As a condition to the effectiveness of the assumption by the applicable Facility Lessee and the release of the Owner Lessor and the Indenture Estate thereby effected, (A) the Indenture Trustee shall have received an Opinion of Counsel of the applicable Facility Lessee, including, in the case of clause (2) below, a nationally recognized counsel selected by the applicable Facility Lessee and reasonably acceptable to the Noteholders (it being acknowledged and agreed that the applicable Facility Lessee's counsel on the Closing Date shall be deemed acceptable), addressed to the Indenture Trustee and the Noteholders, to the effect (1) set forth in the definition of "Opinion of Counsel", and (2) that such assumption agreement and the assumption of the applicable Notes thereunder would not cause a Tax Event to occur, (3) the Lien of this Indenture shall continue to be a first priority perfected mortgage and security interest on the Indenture Estate, and (4) addressing such other issues as the Indenture Trustee shall reasonably request, and (B) Moody's and S&P shall have confirmed that such assumption will not result in a downgrading of the rating on the Certificates.

        (c) The Owner Lessor may, at its option, redeem any Additional Lessor Notes in whole, or in part, on any date to the extent permitted by, and at the prices set forth in, the supplemental indenture establishing the terms, conditions and designations of such Additional Lessor Notes, together with the accrued interest on such principal amount plus the Make Whole Amount, if any, so redeemed.

        (d) The Lessor Notes shall be redeemed, in whole or, solely to the extent provided in clause (iii) below, in part, as provided below, at the redemption price equal to the principal amount thereof, together with accrued interest on such principal amount, plus the Make-Whole Amount, as follows:

              (i) The Lessor Notes shall be redeemed at such redemption price upon receipt of moneys by the Indenture Trustee as a result of an optional refinancing pursuant to Section 11.2 of the Participation Agreement. The Owner Lessor's failure to consummate such redemption as a result of an event described in this clause (i) following delivery of such notice shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents.

              (ii) The Lessor Notes shall be redeemed at such redemption price upon an optional prepayment, if the Owner Lessor elects to so redeem the Lessor Notes, as described in the next two succeeding sentences. In the case of a redemption pursuant to this clause (ii), the Owner Lessor shall indemnify the Indenture Trustee and the Facility Lessees for any and all costs and expenses incurred in connection with such redemption or, in the event no redemption occurs following delivery of notice of redemption, the failure to consummate any such redemption. The Owner Lessor's failure to consummate such redemption as a result of an event described in this clause (ii) following delivery of such notice shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents.

              (iii) The Lessor Notes shall be redeemed, in whole or in part, at such redemption price upon the exercise by either of the Facility Lessees of their rights to terminate their respective Facility Lease as a result of an event described in Section 13.2 or clause (b) of Section
        14.1 of the Facility Leases. The Owner Lessor's failure to consummate such redemption as a result of an event described in Section 13.2 of the Facility Leases following delivery of such notice shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents;

              (iv) The Lessor Notes shall be redeemed at such redemption price upon termination of either of the Facility Leases pursuant to Section 10 thereof as a result of the occurrence of an Event of Loss described in clause (v) of the definition of "Event of Loss"; and

              (v) The Lessor Notes shall be redeemed at such redemption price upon termination of either of the Facility Leases pursuant to Section 10 thereof as a result of the occurrence of and Event of Loss described in subclause (B) or (C) of clause (iv) of the definition of "Event of Loss".

The Make-Whole Amount, if any, payable with respect to the Notes will be determined by an investment banking institution of national standing in the United States (the "Investment Banker") selected by the applicable Facility Lessee or, if the Owner Lessor or the Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Facility Lease shall have occurred and be continuing, selected by the Owner Lessor.

        (e) In connection with a termination of a Facility Lease and redemption of the Notes pertaining to the Facility leased under such Facility Lease in part as contemplated by clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) or (d)(iii), the applicable Lessor Note shall be redeemed in part as follows: (1) any amounts payable by the Tiverton Facility Lessee shall be applied first to the Tiverton Notes in accordance with Section 2.7 hereof and otherwise in accordance with
Section 3 hereof; and (2) any amounts payable by the Rumford Facility Lessee shall be applied first to the Rumford Notes in accordance with Section 2.7 hereof and otherwise in accordance with Section 3 hereof.

        (f) If the Owner Lessor elects to redeem Notes, or Notes are otherwise required to be redeemed pursuant to this Section 2.10, the Owner Lessor shall notify the Indenture Trustee in writing of the Redemption Date, the Section of this Indenture pursuant to which the redemption will occur. The Owner Lessor shall give each notice to the Indenture Trustee provided for in this Section
2.10 at least 30 days before the Redemption Date unless the Indenture Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an opinion of counsel from the Facility Lessees to the effect that such redemption will comply with the conditions herein.

        (g) At least 20 days but not more than 60 days before a Redemption Date, the Indenture Trustee shall deliver notification of such redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address; provided, that no notice shall be required so long as the Pass Through Trustee and the Indenture Trustee are the same entity. Each such notice shall state:

              (i)    the Redemption Date;

              (ii)   the redemption price;

              (iii)  (the name and address of the Paying Agent;

               (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (v) that, unless the Owner Lessor defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

               (vi) the paragraph of this Indenture pursuant to which the Notes called for redemption are being redeemed.

        (h) [Intentionally omitted.]

        (i) Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        Section 2.11. Payment of Expenses on Transfer. Upon the issuance of a new Note or Notes pursuant to Section 2.8 or 2.9 hereof, the Owner Lessor or the Indenture Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Owner Lessor and the Indenture Trustee for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or governmental charge paid or payable by the Owner Lessor or the Indenture Trustee.

        Section 2.12. Additional Lessor Notes.

        (a) Additional Notes (each, an "Additional Lessor Note") of the Owner Lessor may be issued under and secured by this Indenture, at any time or from time to time, in addition to the Lessor Note and subject to the conditions hereinafter provided in this Section 2.12, for cash in the amount equal to the original principal amount of such Additional Lessor Notes, for the purpose of
(i) providing funds in connection with Supplemental Financing pursuant to
Section 11.1 of the Participation Agreement for the payment of all or any portion of Modifications to the Facilities pursuant to Section 8 of the Facility Leases, or (ii) redeeming any previously issued Notes pursuant to an optional refinancing pursuant to Section 11.2 of the Participation Agreement and providing funds for the payment of all reasonable costs and expenses in connection therewith.

        (b) Before any Additional Lessor Notes shall be issued under the provisions of this Section 2.12, the Owner Lessor shall have delivered to the Indenture Trustee, not less than fifteen (15) (unless a shorter period shall be satisfactory to the Indenture Trustee) days nor more than thirty (30) days prior to the proposed date of issuance of any Additional Lessor Notes, a request and authorization to issue such Additional Lessor Notes, which request and authorization shall include the amount of such Additional Lessor Notes, the proposed date of issuance thereof and (except in connection with a refinancing of all of the Notes pursuant to Section 11.2 of the Participation Agreement) a certification that the terms thereof are not inconsistent with this Indenture. Additional Lessor Notes shall have a designation so as to distinguish such Additional Lessor Notes from the Notes theretofore issued, but otherwise shall rank pari passu with any Notes outstanding upon issuance of the Additional Notes, be entitled to the same benefits and security of this Indenture as any other such Notes then outstanding, be dated the date of original issuance of such Additional Lessor Notes, bear interest at such rates as shall be agreed between the Facility Lessees and the Owner Lessor and indicated in the aforementioned request and authorization, and shall be stated to be payable by their terms not later than the final maturity date of the Lessor Notes issued on the Closing Date.

        (c) The terms, conditions and designations of such Additional Lessor Notes (which shall be consistent with this Indenture, except in the case of a refinancing of all of the Notes pursuant to Section 11.2 of the Participation Agreement) shall be set forth in an indenture supplemental to this Indenture executed by the Owner Lessor and the Indenture Trustee. Such Additional Lessor Notes shall be executed as provided in Section 2.3 hereof and deposited with the Indenture Trustee for authentication, but before such Additional Lessor Notes shall be authenticated and delivered by the Indenture Trustee there shall be filed with the Indenture Trustee the following, all of which shall be dated as of the date of the supplemental indenture:

              (i) a copy of such supplemental indenture (which shall include the form of such Additional Lessor Notes and the certificate of authentication in respect thereof);

              (ii) an Officer's Certificate from the applicable Facility Lessee
        (1) stating that no Significant Lease Default or Lease Event of Default has occurred and is continuing under its respective Facility Lease, (2) stating that the conditions in respect of the issuance of such Additional Lessor Notes contained in this Section 2.12 have been satisfied, (3) specifying the amount of the costs and expenses relating to the issuance and sale of such Additional Lessor Notes, and (4) stating that payments pursuant to the applicable Facility Lease and all supplements thereto of Periodic Rent and Termination Value, together with all other amounts payable pursuant to the terms of the Facility Leases, are calculated to be sufficient to pay when due all of the principal of and interest on the outstanding Notes, after taking into account the issuance of such Additional Lessor Notes and any related redemption of Notes theretofore outstanding;

              (iii) with respect to any Supplemental Financing, an Officer's Certificate from the Owner Lessor stating that no Indenture Default under clauses (b) through (f) of Section 4.2 hereof or Lease Indenture Event of Default as to the Owner Lessor has occurred and is continuing;

              (iv) such additional documents, certificates and opinions as shall be reasonably required by the Indenture Trustee, and as shall be reasonably acceptable to the Indenture Trustee;

              (v) a request and authorization to the Indenture Trustee by the Owner Lessor to authenticate and deliver such Additional Lessor Notes to or upon the order of the Person or Persons noted in such request at the address set forth therein, and in such principal amounts as are stated therein, upon payment to the Indenture Trustee, but for the account of the Owner Lessor, of the sum or sums specified in such request and authorization;

              (vi) the consent of the applicable Facility Lessee to such request and authorization; and

              (vii) an Opinion of Counsel as to the authorization, validity and enforceability of the Additional Lessor Notes and that all conditions hereunder to the authentication and delivery of such Additional Lessor Notes have been complied with.

        (d) When the documents referred to in the foregoing clauses (i) through
(vii) above shall have been filed with the Indenture Trustee and when the Additional Lessor Notes described in the above mentioned request and authorization shall have been executed and authenticated as required by this Indenture and the related supplemental indenture, the Indenture Trustee shall deliver such Additional Lessor Notes in the manner described in clause (v) above, but only upon payment to the Indenture Trustee of the sum or sums specified in such request and authorization.

        (e) This Indenture is an open-end mortgage which secures existing indebtedness, "future advances", "protective advances" and "contingent obligations" as such terms are defined in 33 M.R.S.A. Section 505. The maximum principal indebtedness secured by this Indenture, including future advances and contingent obligations but excluding protective advances, shall not at any time exceed the total amount of Seven Hundred Fifty Million Dollars ($750,000,000); provided, however, that nothing herein contained shall limit the amount secured by this Indenture if the Secured Indebtedness is increased by protective advances; and provided, further, such limitation as to such future advances and contingent obligations shall only pertain to the record priority of the amount thereof secured hereby pursuant to 33 M.R.S.A. Section 505 and does not otherwise limit the amount of total indebtedness of Owner Lessor secured hereby or limit the liability of Owner Lessor to Indenture Trustee for such total indebtedness, including future advances and contingent obligations. The future advances secured hereby shall be made to or for the account of Owner Lessor and may be made under the Additional Lessor Notes, or pursuant to promissory notes or other instruments evidencing such future advances which may be hereafter executed and delivered by Owner Lessor to Indenture Trustee. In the event that any notice described in subsections 5(A) or 5(B) of 33 M.R.S.A. Section 505 is recorded or is received by Indenture Trustee, any commitment, agreement, or obligation to make future advances to or for the benefit of Owner Lessor shall immediately terminate.

        (f) This Indenture permits and secures any and all current and future advances made to or for the account of the Owner Lessor and may be made under the Notes or the Additional Lessor Notes or other documents evidencing the Secured Indebtedness, as may be signed by the Owner Lessor and such other agreement(s) as may be entered into by and with the Indenture Trustee and signed by the Owner Lessor. The unpaid principal balance of the indebtedness outstanding under this Indenture shall at no time exceed Seven Hundred Fifty Million Dollars ($750,000,000). The Indenture Trustee will accept notices pursuant to Section 34-25-10(b) and 34-25-11 of the General Laws of the State of Rhode Island at the address specified in Section 9.5 of this Indenture.

        Section 2.13. Restrictions of Transfer Resulting from Federal Securities Laws; Legend. Each Note shall be delivered to the initial Noteholder thereof without registration of such Note under the Securities Act and without qualification of this Indenture under the Trust Indenture Act of 1939, as amended. Prior to any transfer of any such Note, in whole or in part, to any Person, the Noteholder thereof shall furnish to the applicable Facility Lessee, the Indenture Trustee and the Owner Lessor an opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Indenture Trustee, the Owner Lessor and the applicable Facility Lessee, to the effect that such transfer will not violate the registration provisions of the Securities Act or require qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and all Notes issued hereunder shall be endorsed with a legend which shall read substantially as follows:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT.

        Section 2.14. Security for and Parity of Notes. All Notes issued and outstanding hereunder shall rank on a parity with each other and shall as to each other be secured equally and ratably by this Indenture, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise.

        Section 2.15. Acceptance of the Indenture Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to the appointment of the Indenture Trustee.

SECTION 3. RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM INDENTURE ESTATE

        Section 3.1.  Distribution of Periodic Rent.

        (a) Periodic Rent Distribution. Except as otherwise provided in Section 3.2, 3.3 or 3.7 of this Indenture, each installment of Periodic Rent and any payment of Supplemental Rent constituting interest on overdue installments of Periodic Rent received by the Indenture Trustee shall be distributed by the Indenture Trustee in the following order of priority:

        First, so much of such amounts as shall be required to pay in full the aggregate principal and accrued interest (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due and payable under the Notes shall be distributed to the Noteholders ratably, without priority of any Noteholder over any other Noteholder, in the proportion that the amount of such payment then due and payable under each such Note bears to the aggregate amount of the payments then due and payable under all such Notes; and

        Second, the balance, if any, of such amounts remaining shall be distributed to the Owner Lessor for distribution by it in accordance with the terms of the LLC Agreement.

        (b) Application of Other Amounts Held by the Indenture Trustee upon Rent Default. If, as a result of any failure by either of the Facility Lessees to pay Periodic Rent in full on any date when an installment of Periodic Rent is due, there shall not have been distributed on any date (or within any applicable period of grace) pursuant to Section 3.1(a) hereof the full amount then distributable pursuant to clause "First" of Section 3.1(a) of this Indenture, the Indenture Trustee shall distribute other payments of the character referred to in Sections 3.5 and 3.6 hereof then held by it, or thereafter received by it, to all Noteholders to the extent necessary to enable it to make all the distributions then due pursuant to such clause "First." To the extent the Indenture Trustee thereafter receives the deficiency in Periodic Rent, the amount so received shall, unless a Significant Lease Default or Lease Indenture Event of Default shall have occurred and be continuing, be applied to restore the amounts held by the Indenture Trustee under Section 3.5 or

3.6 hereof and distributed pursuant to this Section 3.1(b), as the case may be. The portion of each such payment made to the Indenture Trustee which is to be distributed by the Indenture Trustee in payment of Notes shall be applied in accordance with Section 2.7 hereof. Any payment received by the Indenture Trustee pursuant to Section 4.3 hereof as a result of payment by the Owner Lessor of principal or interest or both (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due on all Notes shall be distributed to the Noteholders, ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due and unpaid on all Notes held by each such Noteholder bears to the aggregate amount of the payments then due and unpaid on all Notes outstanding; and the Owner Lessor shall (to the extent of such payment made by it) be subrogated to the rights of the Noteholders under this Section
3.1 to receive the payment of Periodic Rent or Supplemental Rent with respect to which its payment under Sections 4.3(a) and (b) hereof relates, and the payment of interest on account of such Periodic Rent or Supplemental Rent being overdue, to the extent provided in and subject to the provisions of Section 4.3(a) and
(b) hereof.

        (c) Retention of Amounts by the Indenture Trustee. If at the time of receipt by the Indenture Trustee of an installment of Periodic Rent (whether or not then overdue) or of payment of interest on any overdue installment of Periodic Rent, there shall have occurred and be continuing a Lease Indenture Event of Default, the Indenture Trustee shall retain such installment of Periodic Rent or payment of interest (to the extent not then required to be distributed pursuant to clause "First" of Section 3.1(a)) as part of the Indenture Estate and shall not distribute any such payment of Periodic Rent or interest pursuant to clause "Second" of Section 3.1(a) until such time as the Indenture Trustee shall have received notice that there shall not be continuing any such Lease Indenture Event of Default or until such time as the Indenture Trustee shall have received written instructions from a Majority in Interest of Noteholders to make such a distribution; provided that such amounts must be returned to the Owner Lessor within six (6) months from the receipt thereof by the Indenture Trustee unless (i) the Indenture Trustee has declared the unpaid principal of all Notes due and payable (or such amounts shall have automatically become due and payable), pursuant to Section 4.2(a) and the Indenture Trustee is diligently pursuing any dispossessary remedies available under Section 4.3 hereof (unless such remedies are stayed or prevented by operation of law) or
(ii) any other Lease Indenture Event of Default shall have occurred during the intervening period and be continuing, in which case, such six-month period will be restarted from the date such other Lease Indenture Event of Default shall have occurred. Upon the cure or waiver of such Lease Indenture Event of Default, withheld Periodic Rent shall, subject to clause (ii) of the immediately preceding sentence, be distributed to the Owner Lessor (to the extent that all payments to be distributed pursuant to clause "First" of Section 3.1(a) have been made), and no further withholding of Periodic Rent on account of such Lease Indenture Event of Default shall be effected.

        Section 3.2. Payments Following Event of Loss or Other Early
Termination.

        (a) Any payment received by the Indenture Trustee as a result of (x) an Event of Loss (other than a Regulatory Event of Loss in respect of which the Facility Lessees shall, pursuant to Section 2.10(b) hereof, assume the obligations and liabilities of the Owner Lessor hereunder, in which event only clauses "First" and "Fourth" below shall be applicable), (y) early terminations of either of the Facility Leases pursuant to Section 13 thereof (other than a termination in respect of which either of the Facility Lessees shall, pursuant to Section 2.10(b) hereof assume the obligations and liabilities of the Owner Lessor hereunder, in which event only clauses "First" and "Fourth" below shall be applicable), or (z) any early terminations of the Facility Leases, in whole or in part, pursuant to
Section 14 thereof, shall be distributed on the applicable Redemption Date to the extent of available funds, in the following order of priority:

        First, so much of such payments and amounts as shall be required to reimburse the Indenture Trustee for any unpaid fees for its services under this Indenture and any expense (including any legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with its duties as the Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Indenture Trustee for application to itself;

        Second, so much of such payment remaining as shall be required to pay in full the applicable redemption price (as described in Section 2.10(a) or 2.10(d) hereof or any supplemental indenture hereto) (including, interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) upon all of the Notes which shall be distributed to the holders of such Notes, in each case ratably, without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such holder, plus the Make-Whole Amount, if any, and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such holders, together with the Make-Whole Amount, if any, plus accrued but unpaid interest thereon to the date of scheduled distribution;

        Third, so much of such payments and amounts as shall be required to pay the then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes which this Indenture by its terms secures shall be distributed to such existing or prior holders of Notes, ratably to each such holder, without priority of any such holder over any other, in the proportion that the amount of such payments or amounts to which each such holder is so entitled bears to the aggregate amount of such payments and amounts to which all such holders are so entitled; and

        Fourth, the balance, if any, of such payment remaining shall be distributed to the Owner Lessor for distribution in accordance with the LLC Agreement.

        Section 3.3. Payments After Lease Indenture Event of Default. All payments received and all amounts held or realized by the Indenture Trustee after a Lease Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Section 17 of the Facility Lease or from the application of Section 4.3 hereof) and after either (a) the Indenture Trustee has declared a Facility Lease to be in default pursuant to Section 17 thereof or
(b) the Lessor Note shall have been declared or shall automatically have become due and payable, together with all payments or amounts then held or thereafter received by the Indenture Trustee hereunder, shall, so long as such declaration shall not have been rescinded, be distributed forthwith by the Indenture Trustee in the following order of priority:

        First, so much of such payments and amounts as shall be required to reimburse the Indenture Trustee for any unpaid fees for its services under this Indenture and any expense (including any legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with its duties as the Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Indenture Trustee for application to itself;

        Second, so much of such payment remaining as shall be required to pay the aggregate unpaid principal amount of all Notes then outstanding and all accrued but unpaid interest on such Notes to the date of such distribution (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) shall be distributed to the holders of such Notes, in each case ratably without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such holder and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such holders and accrued but unpaid interest thereon to the date of scheduled distribution to the Noteholders;

        Third, so much of such payments and amounts as shall be required to pay the then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes which this Indenture by its terms secures, including the Make-Whole Amount, if any, required to be paid pursuant to Section 2.10(a)(v) hereof, in respect of such Notes required to be paid pursuant to Section 4.3(a) hereof, shall be distributed to such existing or prior holders of Notes, ratably to each such holder, without priority of any such holder over any other, in the proportion that the amount of such payments or amounts to which each such holder is so entitled bears to the aggregate amount of such payments and amounts to which all such holders are so entitled; and

        Fourth, the balance, if any, of such payments and amounts remaining shall be distributed to the Owner Lessor for distribution by it in accordance with the terms of the LLC Agreement.

        Section 3.4. Investment of Certain Payments Held by the Indenture Trustee. Upon the written direction and at the risk and expense of the Owner Lessor, the Indenture Trustee shall invest and reinvest any moneys held by the Indenture Trustee pursuant to Section 3.1(c), 3.5 or 3.6 hereof in such Permitted Investments as may be specified in such direction. The proceeds received upon the sale or at maturity of any Permitted Investment and any interest received on such Permitted Investment and any payment in respect of a deficiency contemplated by the following sentence shall be held as part of the Indenture Estate and applied by the Indenture Trustee in the same manner as the moneys used to buy such Permitted Investment, and any Permitted Investment may be sold (without regard to maturity date) by the Indenture Trustee whenever necessary to make any payment or distribution required by this Section 3. If the proceeds received upon the sale or at maturity of any Permitted Investment (including interest received on such Permitted Investment) shall be less than the cost thereof (including accrued interest), the Owner Lessor will pay or cause to be paid to the Indenture Trustee an amount equal to such deficiency.

        Section 3.5. Application of Certain Other Payments. Except as otherwise provided in Section 3.1(b) or 3.1(c) hereof, any payment received by the Indenture Trustee for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Indenture (including payments received by the Indenture Trustee under the Calpine Guaranties), shall, unless a Lease Indenture Event of Default shall have occurred and be continuing, be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document. If at the time of the receipt by the Indenture Trustee of any payment referred to in the preceding sentence there shall have occurred and be continuing a Lease Indenture Event of Default, the Indenture Trustee shall hold such payment as part of the Indenture Estate, but the Indenture Trustee shall, except as otherwise provided in Section 3.1(b) or 3.1(c) hereof, cease to hold such payment and shall apply such payment to the purpose for which it was made in accordance with the terms of such Operative Document if and whenever there is no longer continuing any Lease Indenture Event of Default; provided, however, that any such payment received by the Indenture Trustee which is payable to the Facility Lessees shall not be held by the Indenture Trustee unless a Significant Lease Default or Lease Event of Default shall have occurred and be continuing.

        Section 3.6. Other Payments. Except as otherwise provided in Section 3.5 hereof:

        (a) any payment received by the Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement, the Facility Lease or elsewhere in this Section 3; and

        (b) all payments received and amounts realized by the Indenture Trustee with respect to the Indenture Estate (including all amounts realized after the termination of the Facility Lease), to the extent received or realized at any time after payment in full of the principal of and, Make-Whole Amount, if any, and interest on all Notes then outstanding and all other amounts due the Indenture Trustee or the Noteholders, as well as any other amounts remaining as part of the Indenture Estate after such payment in full of the principal of, Make-Whole Amount, if any, and interest on all Notes outstanding;

        (c) shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 3.3 hereof, omitting clause "Second" thereof.

        Section 3.7. Excepted Payments. Notwithstanding any other provision of this Indenture including this Section 3 or any provision of any of the Operative Documents to the contrary, any Excepted Payments received or held by the Indenture Trustee at any time shall promptly be paid or distributed by the Indenture Trustee to the Person or Persons entitled thereto.

        Section 3.8. Distributions to the Owner Lessor. Unless otherwise directed in writing by the Owner Lessor, all amounts from time to time distributable by the Indenture Trustee to the Owner Lessor in accordance with the provisions hereof shall be paid by the Indenture Trustee in immediately available funds to the Owner Participant's Account. Any amounts payable to the Trust Company in its individual capacity shall be paid to the Trust Company.

        Section 3.9. Payments Under Assigned Documents. Notwithstanding anything to the contrary contained in this Indenture, until the discharge and satisfaction of the Lien of this

Indenture, all payments due or to become due under any Assigned Document to the Owner Lessor (except so much of such payments as constitute Excepted Payments) shall be made directly to the Indenture Trustee's Account and the Owner Lessor shall give all notices as shall be required under the Assigned Documents to direct payment of all such amounts to the Indenture Trustee hereunder. The Owner Lessor agrees that if it should receive any such payments directed to be made to the Indenture Trustee or any proceeds for or with respect to the Indenture Estate or as the result of the sale or other disposition thereof or otherwise constituting a part of the Indenture Estate to which the Owner Lessor is not entitled hereunder, it will promptly forward such payments to the Indenture Trustee or in accordance with the Indenture Trustee's instructions. The Indenture Trustee agrees to apply payments from time to time received by it (from the Facility Lessee, the Owner Lessor or otherwise) with respect to the Facility Leases, any other Assigned Document or the Facilities in the manner provided in Section 2.7 hereof, and this Section 3.

        Section 3.10. Disbursement of Amounts Received by the Indenture Trustee. Subject to the last sentence of this Section 3.10 and Section 3.2, amounts to be distributed by the Indenture Trustee pursuant to this Section 3 shall be distributed on the date such amounts are actually received by the Indenture Trustee. Notwithstanding anything to the contrary contained in this Section 3, in the event the Indenture Trustee shall be required or directed to make a payment under this Section 3 on the same date on which such payment is received, any amounts received by the Indenture Trustee after 12:00 noon, New York City time, or on a day other than a Business Day, may be distributed on the next succeeding Business Day.

SECTION 4. COVENANTS OF OWNER LESSOR; DEFAULTS; REMEDIES OF INDENTURE TRUSTEE

        Section 4.1. Covenants of Owner Lessor. The Owner Lessor hereby covenants and agrees as follows:

        (a) the Owner Lessor will duly and punctually pay the principal of, Make-Whole Amount, if any, and interest on and other amounts due under the Notes and hereunder in accordance with the terms of the Notes and this Indenture and all amounts payable by it to the Noteholders under the Participation Agreement; and

        (b) the Owner Lessor will not, except as provided in this Indenture (including Sections 4.4, 5.6, 8.1 and 8.2) and except as to Excepted Payments
(i) enter into any agreement amending, modifying or supplementing any of the Assigned Documents, or exercise any election or option, or make any decision or determination, or give any notice, consent, waiver or approval, or take any other action, under or in respect of any Assigned Document, (ii) accept and retain any payment from, or settle or compromise any claim arising under, any of the Assigned Documents, except that it may forward any payment to the Indenture Trustee in accordance with Section 3.9, (iii) give any notice or exercise any right or take any action under any of the Assigned Documents, or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Assigned Documents to arbitration thereunder.

        Section 4.2. Occurrence of Lease Indenture Event of Default. Subject to
Section 4.4 hereof, the term "Lease Indenture Event of Default," wherever used herein, shall mean any of the following events (whatever the reason for such Lease Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) any Lease Event of Default (other than the failure of a Facility Lessee to pay any amount which shall constitute an Excepted Payment and other than a Lease Event of Default in consequence of a Facility Lessee's failure to maintain the insurance required by Section 11 of the Facility Leases if, and so long as, (i) such Lease Event of Default is waived by the Owner Lessor and the Owner Participant and (ii) the insurance maintained by each of the Facility Lessees still constitutes Prudent Industry Practice); or

        (b) the Owner Lessor shall fail (other than as a result of a Lease Event of Default) to make any payment in respect of the principal of, or Make-Whole Amount, if any, or interest on, the Notes within five Business Days after the same shall have become due; or

        (c) the Owner Lessor shall fail to perform or observe any material covenant, obligation or agreement to be performed or observed by it under this Indenture (other than any covenant, obligation or agreement contained in clause (b) of this Section 4.2), the Owner Lessor shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under Section 6 of the Participation Agreement, the Owner Participant shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under Section 7 of the Participation Agreement, or the OP Guarantor shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under the OP Guaranty in each case, in any material respect, which failure shall continue unremedied for 30 days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to 180 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period;

        (d) any representation or warranty made by the Owner Lessor in Section
    3.2 of the Participation Agreement or in the certificate delivered by the Owner Lessor at the Closing pursuant to Section 4.6 of the Participation Agreement or any representation or warranty made by the Owner Participant in
    Section 3.4 of the Participation Agreement (other than Section 3.4(i)) or the certificate delivered by the Owner Participant at the Closing pursuant to Section 4.6 of the Participation Agreement, or any representation or warranty made by the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) under the OP Guaranty or in the certificate delivered by such OP Guarantor at the Closing pursuant to Section 4.6 of the Participation Agreement, shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period;

        (e) the Owner Participant, the Owner Lessor or the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) shall
    (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

        (f) an involuntary case or other proceeding shall be commenced against the Owner Participant, the Owner Lessor or the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Owner Lessor; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days.

        Section 4.3. Remedies of the Indenture Trustee.

        (a) In the event that a Lease Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee in its discretion may, or upon receipt of written instructions from a Majority in Interest of Noteholders shall declare, by written notice to the Owner Lessor and the Owner Participant, the unpaid principal amount of all Notes, with accrued interest thereon, to be immediately due and payable, upon which declaration such principal amount and such accrued interest shall immediately become due and payable (except in the case of a Lease Indenture Event of Default under Section 4.2(e) or (f), such principal and interest shall automatically become due and payable immediately without any such declaration or notice) without further act or notice of any kind. If any Make-Whole amount is due and payable pursuant to Section 2.10(d)
(iii) or (iv) at the time of any such acceleration, such Make-Whole Amount shall also be due and payable in connection with such acceleration.

        (b) If a Lease Indenture Event of Default shall have occurred and be continuing, then and in every such case, the Indenture Trustee, as assignee under the Facility Leases or hereunder or otherwise, may, and where required pursuant to the provisions of Section 5 hereof shall, upon written notice to the Owner Lessor, exercise any or all of the rights and powers and pursue any or all of the remedies pursuant to this Section 4 and, in the event such Lease Indenture Event of Default shall be a Lease Event of Default, any and all of the remedies provided pursuant to this Section 4 and Section 17 of the Facility Leases and, subject to Section 4.4, may take possession of all or any part of the Indenture Estate and may exclude therefrom the Owner Participant, the Owner Lessor and, in the event such Lease Indenture Event of Default shall be a Lease Event of Default, the Facility Lessees and all persons claiming under them, and may exercise all remedies available to a secured party under the Uniform Commercial Code or any other provision of Applicable Law. The Indenture Trustee may proceed to enforce the rights of the Indenture Trustee and of the Noteholders by directing payment to it of all moneys payable under any agreement or undertaking constituting a part of the Indenture Estate, by proceedings in any court of competent jurisdiction to recover damages for the breach hereof or for the appointment of a receiver or for sale of all or any part of the Facilities or for foreclosure of the Facilities, together with the Owner Lessor's interest in the Assigned Documents, and by any other action, suit, remedy or proceeding authorized or permitted by this Indenture, at law or in equity, or whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, and in addition may foreclose upon, sell, assign, transfer and deliver, from time to time to the extent permitted by Applicable Law, all or any part of the Indenture Estate or any interest therein, at any private sale or public auction with or without demand, advertisement or notice (except as herein required or as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms as the Indenture Trustee, in its unfettered discretion, may determine, or as may be required by law, so long as the Owner Participant and the Owner Lessor are afforded a commercially reasonable opportunity to bid for all or such part of the Indenture Estate in connection therewith unless Section 4.7 shall otherwise be applicable; provided that 20 days shall be deemed to be a commercially reasonable opportunity to bid for purposes of this Section 4.3(b). The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Noteholders asserted or upheld in any bankruptcy, receivership or other judicial proceedings.

        (c) To the fullest extent permitted by Applicable Law, all rights of action and rights to assert claims under this Indenture or under any of the Notes may be enforced by the Indenture Trustee without the possession of the Notes at any trial or other proceedings instituted by the Indenture Trustee, and any such trial or other proceedings shall be brought in its own name as mortgagee of an express trust, and any recovery or judgment shall be for the ratable benefit of the Noteholders as herein provided. In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Persons parties to such proceedings.

        (d) Anything herein to the contrary notwithstanding, neither the Indenture Trustee nor any Noteholder shall at any time, including at any time when a Lease Indenture Event of Default shall have occurred and be continuing and there shall have occurred and be continuing a Lease Event of Default, be entitled to exercise any remedy under or in respect of this Indenture which could or would divest the Owner Lessor of title to, or its ownership interest in, any portion of the Indenture Estate unless, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default under Section 16 of the Facility Lease, the Indenture Trustee shall have, to the extent it is then entitled to do so hereunder and is not then stayed or otherwise prevented from doing so by operation of law, commenced the exercise of one or more remedies under both Facility Leases intending to dispossess the Facility Lessees of the Facilities and is using good faith efforts in the exercise of such remedies (and not merely asserting a right or claim to do so); provided that during any period that the Indenture Trustee is stayed or otherwise prevented by operation of law from exercising such remedies with respect to either Facility, the Indenture Trustee will not divest the Owner Lessor of title to any portion of the Indenture Estate until the earlier of (a) the expiration of the 180-day period following the date of commencement of a stay or other prevention with respect to the first such affected Facility (regardless of whether a prevention or stay subsequently affects the other Facility during such 180-day period) or
(b) the date of repossession of both Facilities under the applicable Facility Leases.

        (e) Anything herein to the contrary notwithstanding, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default under Section 16(a) of the Facility Leases with respect to the Equity Portion of Periodic Rent only, the Indenture Trustee shall not, so long as no other Lease Indenture Event of Default shall have occurred and be continuing, be entitled to exercise remedies under this Indenture for a period of 180 days unless the Owner Lessor or the Owner Participant consents to the declaration of a Lease Event of Default by the Indenture Trustee.

        (f) Any provisions of the Facility Leases or this Indenture to the contrary notwithstanding, if the Facility Lessees shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to, or otherwise obtain all amounts due in respect of such Excepted Payment or to declare a Lease Event of Default under Section 16 of the Facility Leases solely to enforce such obligations in respect of any Excepted Payments (provided that any such declaration shall not be deemed to constitute a Lease Indenture Event of Default hereunder without the consent of the Indenture Trustee).

        Section 4.4.  Right to Cure Certain Lease Events of Default.

        (a) If either of the Facility Lessees shall fail to make any payment of Periodic Rent due on any Rent Payment Date when the same shall have become due, and if such failure of such Facility Lessee to make such payment of Periodic Rent shall not constitute the fourth consecutive such failure or the eighth cumulative failure of the Facility Lessee, then the Owner Lessor may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of ten
(10) Business Days after the Owner Lessor and the Owner Participant shall have received notice from the Indenture Trustee or have Actual Knowledge of the failure of the Facility Lessee to make such payment of Periodic Rent, an amount equal to the principal of, Make-Whole Amount, if any, and interest on the Notes, then due (otherwise than by declaration of acceleration) on such Rent Payment Date, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Lessor shall be deemed (for purposes of this Indenture) to have cured any Lease Indenture Event of Default which arose or would have arisen from such failure of such Facility Lessee.

        (b) If either of the Facility Lessees shall fail to make any payment of Supplemental Rent when the same shall become due or otherwise fail to perform any obligation under the Facility Leases or any other Operative Document, then the Owner Lessor may (but need not) make such payment on the date such Supplemental Rent was payable, together with any interest due thereon on account of the delayed payment thereof, or perform such obligation at any time prior to the expiration of ten (10) Business Days after the Owner Lessor or the Owner Participant shall have received notice or have Actual Knowledge of the occurrence of such failure, and such payment or performance by the Owner Lessor shall be deemed to have cured any Lease Indenture Event of Default which arose or would have arisen from such failure of the Facility Lessee.

        (c) The Owner Lessor, upon exercising its rights under paragraph (a) or
(b) of this Section 4.4 to cure either of the Facility Lessee's failure to pay Periodic Rent or Supplemental Rent or to perform any other obligation under the Facility Leases or any other Operative Document, shall not obtain any Lien on any part of the Indenture Estate on account of such payment or performance nor, except as expressly provided in the next sentence, pursue any claims against a Facility Lessee or any other party, for the repayment thereof if such claims would impair the prior right and security interest of the Indenture Trustee in and to the Indenture Estate. Upon such payment or performance by the Owner Lessor, the Owner Lessor shall (to the extent of such payment made by it and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon and so long as no event which would, with the passing of time or giving of notice or both, become a Lease Indenture Event of Default under Section 4.2(b), (e) or (f), or any Lease Indenture Event of Default hereunder shall have occurred and be continuing) be subrogated to the rights of the Indenture Trustee and the Noteholders to receive the payment of Periodic Rent or Supplemental Rent, as the case may be, with respect to which the Owner Lessor made such payment and interest on account of such Periodic Rent Payment or Supplemental Rent payment being overdue in the manner set forth in the next two sentences. If the Indenture Trustee shall thereafter receive such payment of Periodic Rent, Supplemental Rent or such interest, the Indenture Trustee shall, notwithstanding the requirements of Section 3.1 hereof, forthwith, remit such payment of Periodic Rent or Supplemental Rent, as the case may be (to the extent of the payment made by the Owner Lessor pursuant to this Section 4.4) and such interest to the Owner Lessor in reimbursement for the funds so advanced by it, provided that if (A) any event which, with the passing of time or giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(b), (e) or (f) hereof, or any Lease Indenture Event of Default hereunder shall have occurred and be continuing or (B) any payment of principal, interest, or Make-Whole Amount, if any, on any Note then shall be overdue, such payment shall not be remitted to the Owner Lessor but shall be held by the Indenture Trustee as security for the obligations secured hereby and distributed in accordance with Section 3.1 hereof. The Owner Lessor shall not attempt to recover any amount paid by it on behalf of a Facility Lessee pursuant to this Section 4.4 except by demanding of a Facility Lessee payment of such amount or by commencing an action against a Facility Lessee for the payment of such amount, and except where a Lease Indenture Event of Default (other than a Lease Event of Default) has occurred and is continuing, the Owner Lessor shall be entitled to receive the amount of such payment and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon from a Facility Lessee (but neither the Owner Lessor nor the Owner Participant shall have any right to collect such amounts by exercise of any of the remedies under Section 17 of the Facility Leases) or, if paid by a Facility Lessee to the Indenture Trustee, from the Indenture Trustee to the extent of funds actually received by the Indenture Trustee.

        (d) Until the expiration of the period during which the Owner Lessor or the Owner Participant shall be entitled to exercise rights under paragraph (a) or (b) of this Section 4.4 with respect to any failure by either of the Facility Lessees referred to therein, neither the Indenture

Trustee nor any Noteholder shall take or commence any action it would otherwise be entitled to take or commence as a result of such failure by a Facility Lessee, whether under this Section 4 or Section 17 of the Facility Leases or otherwise.

        (e) Each Noteholder agrees, by acceptance thereof, that if (i) (x) a Lease Indenture Event of Default, which also constitutes a Lease Event of Default, shall have occurred and be continuing for a period of at least 90 days without the Notes having been accelerated or the Indenture Trustee having exercised any remedy under the Facility Leases intended to dispossess the Facility Lessees of the Facilities, (y) the Notes have been accelerated pursuant to Section 4.3(a) and such acceleration has not theretofore been rescinded, or
(z) an Enforcement Notice giving notice of the intent of the Indenture Trustee to foreclose on the Facilities or otherwise dispossess of the Facilities has been given pursuant to Section 5.1 within the previous 30 days, (ii) no Lease Indenture Event of Default of the nature described in any of clauses (b) through
(f) of Section 4.2 hereof shall have occurred and be continuing and (iii) the Owner Lessor shall give written notice to the Indenture Trustee of the Owner Lessor's intention to purchase all of the Notes in accordance with this paragraph, then, upon receipt within ten (10) Business Days after such notice from the Owner Lessor of an amount equal to the sum of (x) the aggregate unpaid principal amount of any unpaid Notes then held by the Noteholders, together with accrued but unpaid interest thereon to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest), plus the aggregate amount, if any, of all sums which, if
Section 3.3 were then applicable, such Noteholder would be entitled to be paid before any payments were to be made to the Owner Lessor but excluding any Make-Whole Amount, such Noteholder will forthwith (and upon its receipt of the payment referred to in clause (1) below, will be deemed to) sell, assign, transfer and convey to the Owner Lessor (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Indenture Estate, this Indenture, all Notes held by such Noteholder and the Assigned Documents, and the Owner Lessor shall thereupon assume all such Noteholder's rights and obligations in such documents; provided, that no such holder shall be required to so convey unless
(1) the Owner Lessor shall have simultaneously tendered payment on all other Notes issued by the Owner Lessor at the time outstanding pursuant to this paragraph and (2) such conveyance is not in violation of any Applicable Law. All charges and expenses required to be paid in connection with the issuance of any new Note or Notes in connection with this paragraph shall be borne by the Owner Lessor. Notwithstanding the foregoing, the Owner Trust may exercise the right set forth in this clause (e) prior to the end of the 90 day period set forth above but, in such case, the Make-Whole Amount, if any, shall also be payable.

        Section 4.5. Rescission of Acceleration. If at any time after the outstanding principal amount of the Notes shall have become due and payable by acceleration pursuant to Section 4.3 hereof, (a) all amounts of principal, Make-Whole Amount, if any, and interest which are then due and payable in respect of all the Notes other than pursuant to Section 4.3 hereof shall have been paid in full, together with interest on all such overdue principal and (to the extent permitted by Applicable Law) overdue interest at the rate or rates specified in the Notes, and an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the holders of the Notes (including counsel fees and expenses and all expenses and reasonable compensation of the Indenture Trustee) and (b) every other Lease Indenture Event of Default shall have been remedied, then a Majority in Interest of Noteholders may, by written notice or notices to the

Owner Lessor, the Indenture Trustee and the Facility Lessees, rescind and annul such acceleration and any related declaration of default under the Facility Leases and their respective consequences, but no such rescission and annulment shall extend to or affect any subsequent Lease Indenture Event of Default or impair any right consequent thereon, and no such rescission and annulment shall require any Noteholder to repay any principal or interest actually paid as a result of such acceleration.

        Section 4.6. Return of Indenture Estate, Etc.

        (a) If at any time the Indenture Trustee has the right to take possession of the Indenture Estate pursuant to Section 4.3 hereof, at the request of the Indenture Trustee, the Owner Lessor promptly shall (i) execute and deliver to the Indenture Trustee such instruments of title and other documents and (ii) make all such demands and give all such notices as are permitted by the terms of the Facility Leases to be made or given by the Owner Lessor upon the occurrence and continuance of a Lease Event of Default, in each case as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate the possession of which the Indenture Trustee shall at the time be entitled to hereunder. If the Owner Lessor shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Lessor to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Owner Lessor hereby specifically consents, and (ii) pursue all or any part of the Indenture Estate wherever it may be found and enter any of the premises wherever all or part of the Indenture Estate may be or is supposed to be and search for all or part of the Indenture Estate and take possession of and remove all or part of the Indenture Estate.

        (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, as a charge against proceeds of the Indenture Estate, make all such expenditures with respect to the Indenture Estate as it may deem proper. In each such case, the Indenture Trustee shall have the right to deal with the Indenture Estate and to carry on the business and exercise all rights and powers of the Owner Lessor relating to the Indenture Estate, as the Indenture Trustee shall deem best, and, the Indenture Trustee shall be entitled to collect and receive all rents (including Periodic Rent and Supplemental
Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof (without prejudice to the right of the Indenture Trustee under any provision of this Indenture to collect and receive cash held by, or required to be deposited with, the Indenture Trustee hereunder) and to apply the same to the management of or otherwise dealing with the Indenture Estate and of conducting the business thereof, and of all expenditures with respect to the Indenture Estate and the making of all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Lessor and the Facility Lessees relating to the Indenture Estate and the Operative Documents), or under any provision of, this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all Persons properly engaged and employed by the Indenture Trustee.

        Section 4.7. Power of Sale and Other Remedies.

        (a) In addition to all other remedies provided for herein if a Lease Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall, subject to Sections 4.3 and 4.4, have the right to sell the Indenture Estate or any part of the Indenture Estate at public sale or sales, in order to pay the Secured Indebtedness, and all impositions, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorney's fees, if incurred. At any such public sale, the Indenture Trustee may execute and deliver to the purchaser a conveyance of the Indenture Estate or any part of the Indenture Estate, and to this end, the Owner Lessor hereby constitutes and appoints the Indenture Trustee the agent and attorney in fact of the Owner Lessor to make such sale and conveyance, and thereby to divest the Owner Lessor of all right, title or equity that the Owner Lessor may have in and to the Indenture Estate and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon the Owner Lessor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of the Secured Indebtedness. Further, if a Lease Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may, in addition to and not in abrogation of other rights and remedies provided in this Section, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Notes or the performance of any term, covenant, condition or agreement of this Indenture or any other right, and (ii) to pursue any other remedy available to it, all as the Indenture Trustee shall determine most effectual for such purposes. Upon any foreclosure sale, the Indenture Trustee may bid for and purchase the Indenture Estate and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price. In the event of a foreclosure sale of the Indenture Estate, the proceeds of said sale shall be applied as provided in Section 3.3 hereof. In the event of any such foreclosure sale by the Indenture Trustee, the Owner Lessor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. The Indenture Trustee, at the Indenture Trustee's option, is authorized to foreclose this Indenture subject to the rights of any tenants of the Indenture Estate, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Owner Lessor, a defense to any proceedings instituted by the Indenture Trustee to collect the Secured Indebtedness.

        (b) In amplification of, and not in limitation of paragraph (a) of this
Section 4.7, the Owner Lessor represents and warrants that this Indenture is given primarily for a business, commercial or agricultural purpose. Owner Lessor, therefore, agrees that Indenture Trustee, its successors and permitted assigns, shall have THE STATUTORY POWER OF SALE pursuant to the applicable provisions of Titles 14 and 33 of the Maine Revised Statutes of 1964, as said statutes have been and shall be amended, which POWER is expressly incorporated herein by reference. Such Statutory Power of Sale shall be in addition to all rights and remedies set forth herein or available under Applicable Law. In the exercise of the Statutory Power of Sale,

Indenture Trustee, its successors and assigns or its or their agent or attorney, may sell the Indenture Estate or such portion thereof as may remain subject to the Indenture in case of any partial release thereof, either as a whole or in parcels, together with all improvements that may be thereon, by a public sale on or near any part of the Indenture Estate then subject to this Indenture or at the Indenture Trustee's principal place of business or at any other office of the Indenture Trustee or any attorney or agent thereof located in the same county in which any part of the Indenture Estate is located, and the Indenture Trustee, its successors and permitted assigns; and such sale shall forever bar the Owner Lessor and all persons claiming under it from all right and interest in the Indenture Estate, whether at law or in equity. In the exercise of THE STATUTORY POWER OF SALE herein given, if the Indenture Trustee elects to sell in parts or parcels, such sales may be held from time to time, and the POWER shall not be fully executed until all of the Indenture Estate not previously sold shall have been sold.

        (c) In amplification of, and not in limitation of paragraph (a) of this
Section 4.7, the Owner Lessor hereby further grants to Indenture Trustee, with MORTGAGE COVENANTS for breach of which covenants and any other covenants contained herein Indenture Trustee shall have THE STATUTORY POWER OF SALE, as set forth in RI. Gen. Laws Section 34-11-22, as said statute shall have been and shall be amended, which power is expressly incorporated herein by reference. Such Statutory Power of Sale shall be in addition to all rights and remedies set forth herein or available under Applicable Law. In the exercise of the Statutory Power of Sale, Indenture Trustee, its successors and assigns or its or their agent or attorney, may sell the Indenture Estate or such portion thereof as may remain subject to the Indenture in case of any partial release thereof, either as a whole or in parcels, together with all improvements that may be thereon, pursuant to and in accordance with the requirements and provisions of said statute. In the exercise of THE STATUTORY POWER OF SALE herein given, if the Indenture Trustee elects to sell in parts or parcels, such sales may be held from time to time, and the POWER shall not be fully executed until all of the Indenture Estate not previously sold shall have been sold. This Indenture is upon the STATUTORY CONDITION, and upon the further condition that all covenants contained in this Indenture or in the Operative Documents and/or any other documents evidencing the Secured Indebtedness, shall be kept and performed, and for any breach of said STATUTORY CONDITION or further condition, the Indenture Trustee shall have the STATUTORY POWER OF SALE. Said STATUTORY CONDITION and STATUTORY POWER OF SALE, as well as the MORTGAGE COVENANTS contained in the granting clause of this Indenture, are those contained in the General Laws of the State of Rhode Island. Provided further however, to the extent permitted by Applicable Law, publication, pursuant to said STATUTORY POWER OF SALE, of notice of the time and place of sale may, at the sole discretion of the Indenture Trustee, be made by publishing the same at least once each week for three (3) successive weeks in a public newspaper published daily in the City of Providence, Rhode Island, and not as otherwise provided in said STATUTORY POWER OF SALE. It is expressly understood and agreed to by the Owner Lessor and the Indenture Trustee that the power of sale contained in this Indenture shall, in the event that the Indenture Estate is comprised of separate lots or separate parcels of land or leasehold estates, survive the foreclosure of any portion of the Indenture Estate and may be exercised on different occasions to separately foreclose each and every lot or parcel of land or separate leasehold estate, including, without limitation, the Owner Lessor's leasehold estate under the Tiverton Site Lease and the Tiverton Site Sublease comprising the Indenture until all of the Indenture Estate has been foreclosed in accordance with Applicable Law and the terms of this Indenture.

        Section 4.8. Appointment of Receiver. If the outstanding principal amount of the Notes shall have been declared due and payable pursuant to Section
4.3 hereof, as a matter of right, the Indenture Trustee shall be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee thereof) for all or any part of the Indenture Estate, whether such receivership be incidental to a proposed sale of the Indenture Estate or the taking of possession thereof or otherwise, and the Owner Lessor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Indenture Estate shall be entitled to exercise all the rights and powers with respect to the Indenture Estate to the extent instructed to do so by the Indenture Trustee.

        Section 4.9. Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Indenture Trustee or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Participant, the Owner Lessor or the Facility Lessees or to be an acquiescence therein.

        Section 4.10. Waiver of Various Rights by the Owner Lessor. The Owner Lessor hereby waives and agrees, to the extent permitted by Applicable Law, that it will never seek or derive any benefit or advantage from any of the following, whether now existing or hereafter in effect, in connection with any proceeding under or in respect of this Lease Indenture:

        (a) any stay, extension, moratorium or other similar law;

        (b) any Applicable Law providing for the valuation of or appraisal of any portion of the Indenture Estate in connection with a sale thereof; or

        (c) any right to have any portion of the Indenture Estate or other security for the Notes marshaled.

The Owner Lessor covenants not to hinder, delay or impede the exercise of any right or remedy under or in respect of this Lease Indenture, and agrees, to the extent permitted by Applicable Law, to suffer and permit its exercise as though no laws or rights of the character listed above were in effect; provided that this shall not affect or reduce Owner Lessor's rights under Sections 4.3 and 4.4 hereof. Owner Lessor agrees for itself, its successors and assigns, that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Indenture, of insurance proceeds, eminent domain awards, rents or anything else of value to be applied on or to the Secured Indebtedness by Indenture Trustee or any person or party holding under it shall not constitute a waiver of such foreclosure, and this agreement by Owner Lessor shall be that agreement referred to in Section 6204 of Title 14 of the Maine Revised Statutes of 1964, as may be amended, as necessary to prevent such waiver of foreclosure. This agreement by Owner Lessor is intended to apply to the acceptance and such application of any such proceeds, awards, rents and other sums or anything else of value whether the same shall be accepted from, or for the account of, Owner Lessor or from any other source whatsoever by Indenture Trustee or by any person or party holding under Indenture Trustee at any time or times in the future while any of the obligations secured hereby shall remain outstanding.

        Section 4.11. Discontinuance of Proceedings. In case the Indenture Trustee or any Noteholder shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or the Noteholder, then and in every such case the Owner Lessor, the Indenture Trustee and the Facility Lessees shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee or the Noteholder shall continue as if no such proceedings had taken place.

        Section 4.12. No Action Contrary to the Facility Lessees' Rights Under the Facility Leases. Notwithstanding any other provision of any of the Operative Documents, so long as no Lease Event of Default under a Facility Lease shall have been declared (or deemed to have been declared), the Indenture Trustee and the Noteholders shall be subject to the Facility Lessees' rights under the Facility Leases, and neither the Indenture Trustee nor any Noteholders shall take or cause to be taken any action contrary to the right of the Facility Lessees, including their respective rights to quiet use and possession of their respective Facilities.

        Section 4.13. Right of the Indenture Trustee to Perform Covenants, Etc. If the Owner Lessor shall fail to make any payment or perform any act required to be made or performed by it hereunder or under the Facility Leases, the Site Leases and Subleases or the Participation Agreement, or if the Owner Lessor shall fail to release any Lien affecting the Indenture Estate which it is required to release by the terms of this Indenture or the Participation Agreement or the LLC Agreement, the Indenture Trustee, without notice to or demand upon the Owner Lessor and without waiving or releasing any obligation or defaults may (but shall be under no obligation to, and, except as provided in the last sentence hereof, shall incur no liability in connection therewith) at any time thereafter make such payment or perform such act for the account and at the expense of the Indenture Estate and may take all such action with respect thereto (including entering upon the Tiverton and Rumford Sites or any part thereof, to the extent, of the Facilities for such purpose) as may be necessary or appropriate therefor. No such entry shall be deemed an eviction. All sums so paid by the Indenture Trustee and all costs and expenses (including legal fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence, shall constitute additional indebtedness secured by this Indenture and shall be paid from the Indenture Estate to the Indenture Trustee on demand. The Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Indenture Trustee.

        Section 4.14. Further Assurances. The Owner Lessor covenants and agrees from time to time to do all such acts and execute all such instruments of further assurance as shall be reasonably requested by the Indenture Trustee for the purpose of fully carrying out and effectuating this Indenture and the intent hereof.

        Section 4.15. Waiver of Past Defaults. Any past Lease Indenture Event of Default and its consequences may be waived by the Indenture Trustee or a Majority in Interest of Noteholders, except a Lease Indenture Event of Default
(i) in the payment of the principal of, Make-Whole Amount, if any, and or interest on any Note, subject to the provisions of Sections 5.1 and 8.1 hereof, or (ii) in respect of a covenant or provision hereof which, under Section 8.2
8.1 hereof, cannot be modified or amended without the consent of each Noteholder. Upon any such waiver and subject to the terms of such waiver, such Lease Indenture Event of Default shall cease to exist, and any other Lease Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Lease Indenture Event of Default or impair any right consequent thereon.

SECTION 5. DUTIES OF INDENTURE TRUSTEE; CERTAIN RIGHTS AND DUTIES OF OWNER
           LESSOR

        Section 5.1. Notice of Action Upon Lease Indenture Event of Default. The Indenture Trustee shall give prompt written notice to the Owner Lessor and the Owner Participant of any Lease Indenture Event of Default with respect to which the Indenture Trustee has Actual Knowledge and will give the Facility Lessees and the Owner Participant not less than 30 days' prior written notice of the date on or after which the Indenture Trustee intends to exercise remedies under
Section 4.3 (an "Enforcement Notice"), which notice may be given contemporaneously with any notice contemplated by Section 4.3(a) or 4.3(b). The Indenture Trustee shall take such action, or refrain from taking such action, as the Majority in Interest of Noteholders shall instruct in writing.

        Section 5.2. Actions Upon Instructions Generally. Subject to the terms of Sections 5.4, 5.5 and 5.6 hereof, upon written instructions at any time and from time to time of a Majority in Interest of Noteholders, the Indenture Trustee shall take such action, or refrain from taking such action, including any of the following actions as may be specified in such instructions: (a) give such notice, direction or consent or exercise such right, remedy or power or take such action hereunder or under any Assigned Document, or in respect of any part of or all the Indenture Estate, as it shall be entitled to take and as shall be specified in such instructions; (b) take such action with respect to or to preserve or protect the Indenture Estate (including the discharge of Liens) as it shall be entitled to take and as shall be specified in such instructions; and (c) waive, consent to, approve (as satisfactory to it) or disapprove all matters required by the terms of any Operative Document to be satisfactory to the Indenture Trustee. The Indenture Trustee may, and upon written instructions from a Majority in Interest of Noteholders, the Indenture Trustee shall, execute and file or cause to be executed and filed any financing statement (and any continuation statement with respect to such financing statement) or any similar instrument or document relating to the security interest or the assignment created by this Indenture or granted by the Owner Lessor herein as may be necessary to protect and preserve the security interest or assignment created by or granted pursuant to this Indenture, to the extent otherwise entitled to do so and as shall be specified in such instructions.

        Section 5.3. Action Upon Payment of Notes or Termination of Facility Leases. Subject to the terms of Section 5.4 hereof, upon payment in full of the principal of and interest on all Notes then outstanding and all other amounts then due all Noteholders hereunder, and all other sums secured hereby or otherwise required to be paid hereunder, under the Participation Agreement and under the Facility Leases, the Indenture Trustee shall execute and deliver to, or as directed in writing by, the Owner Lessor and the Facility Lessees an appropriate instrument in due form for recording, releasing the Indenture Estate from the Lien of this Indenture. Nothing in this Section 5.3 shall be deemed to expand the instances in which the Owner Lessor is entitled to prepay the Notes.

        Section 5.4. Compensation of the Indenture Trustee; Indemnification.

        (a) The Owner Lessor will from time to time, on demand, pay to the Indenture Trustee such compensation for its services hereunder as shall be agreed to by the Owner Lessor and the Indenture Trustee, or, in the absence of agreement, reasonable compensation for such services (which compensation shall include reasonable fees and expenses of its outside counsel and shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Indenture Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3 and Section 4.3 hereof or this Section 5, the Indenture Estate, for any fee as compensation for its services hereunder.

        (b) The Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 4, 5.2 or 9.1 hereof unless it and any of its directors, officers, employees or agents shall have been indemnified in manner and form satisfactory to the Indenture Trustee. The Indenture Trustee shall not be required to take any action under Section 4 or Section 5.2, 5.3 or
9.1 hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if it shall have been advised by counsel (who shall not be an employee of the Indenture Trustee) that such action is contrary to the terms hereof or is otherwise contrary to Applicable Law or (unless it shall have been indemnified in manner and form satisfactory to the Indenture Trustee) may result in personal liability to the Indenture Trustee.

        Section 5.5. No Duties Except as Specified; No Action Except Under Facility Leases, Indenture or Instructions.

        (a) The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate or otherwise take or refrain from taking any action under or in connection with this Indenture or the other Assigned Documents except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2 hereof; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

        (b) The Indenture Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate except (a) as required by the terms of the Facility Leases, to the extent applicable to the Indenture Trustee as assignee of the Owner Lessor, (b) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture or in accordance with the express terms hereof or with written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2 hereof.

        Section 5.6. Certain Rights of the Owner Lessor. Notwithstanding any other provision of this Indenture or any provision of any Operative Document to the contrary, and in addition to any rights conferred on the Owner Lessor hereby:

        (a) The Owner Lessor shall at all times, to the exclusion of the Indenture Trustee, (i) retain all rights to demand and receive payment of, and to commence an action for payment of, Excepted Payments but the Owner Lessor shall have no remedy or right with respect to any such payment against the Indenture Estate nor any right to collect any such payment by the exercise of any of the remedies under Section 17 of the Facility Leases, except as expressly set forth in this Section 5.6; (ii) retain all rights with respect to insurance that Section 11 of the Facility Leases and Schedule 5.45 of the Participation Agreement specifically confers upon the Owner Lessor and to waive any failure by the Facility Lessees to maintain the insurance required by Section 11 of the Facility Leases before or after the fact so long as the insurance maintained by the Facility Lessees still conforms to Prudent Industry Practice; (iii) retain all rights to adjust Periodic Rent and Termination Value as provided in Section
3.4 of the Facility Leases, Section 12 of the Participation Agreement or the Tax Indemnity Agreement; provided, however, that after giving effect to any such adjustment (x) the amount of Periodic Rent payable on each Rent Payment Date shall be at least equal to the aggregate amount of all principal and accrued interest payable on such Rent Payment Date on all Notes then outstanding and (y) Termination Value shall in no event be less (when added to all other amounts required to be paid by the Facility Lessees in respect of any early termination of the Facility Leases) than an amount sufficient, as of the date of payment, to pay in full the principal of, and interest on all Notes outstanding on and as of such date of payment; (iv) retain the right to declare the Facility Lessees to be in default with respect to any Excepted Payments pursuant to Section 17 of the Facility Leases; (v) except in connection with the exercise of remedies pursuant to the Facility Leases, retain all rights to exercise the Owner Lessor's rights relating to the Appraisal Procedure and to confer and agree with the Facility Lessees on Fair Market Rental Value, or any Renewal Lease Term and
(vi) retain all rights to compromise and settle claims against the Guarantor under any Calpine Guaranty (but not claims against the Indenture Estate) with respect to the Equity Portion of Termination Value and Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount); provided that the Indenture Trustee shall have the right to settle claims against the Guarantor inclusive of the Equity Portion of Termination Value and Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount) for an amount which will result in payment in full to the Owner Lessor of all such unpaid amounts as certified to the Indenture Trustee by the Owner Lessor, and satisfaction of all claims of the Noteholders.

        (b) If there shall have occurred and be continuing a Lease Event of Default under either Facility Lease, and the Indenture Trustee shall not have, within the 180 day period after the earlier of (i) any declaration thereof or
(ii) receipt by the Indenture Trustee of notice of such Lease Event of Default from the Owner Lessor, the Owner Participant, either Facility Lessee or any Noteholder, to the extent it is not then stayed or otherwise prevented from demanding payment of Termination Value under both Calpine Guaranties by operation of law, commenced the exercise of one or more remedies against the applicable Facility Lessee or the Guarantor under the applicable Calpine Guaranty and, in either case, demanded payment in full of the

Termination Value under both Calpine Guaranties, then the Owner Lessor shall thereafter have the right, shared with the Indenture Trustee, upon notice to the Indenture Trustee, to exercise remedies and bring one or more proceedings against the Guarantor under the Calpine Guaranties for the Equity Portion of Termination Value and the Equity Portion of Periodic Rent (and unpaid interest thereon) and to receive and retain directly the proceeds thereof; provided that in any such action or proceeding the Owner Lessor shall compromise, settle and receive only the Equity Portion of Termination Value, together with all unpaid amounts of the Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount) and other amounts constituting Excepted Payments and Owner Lessor shall not, and shall have no right to, compromise, settle or receive any other amount comprising Termination Value or Periodic Rent. In addition, the Owner Trustee shall retain the rights set forth in
Section 2.1(d) of each Calpine Guaranty.

        (c) If at any time (i) the Indenture Trustee shall have either exercised remedies under Sections 17.1(b), (c), (d) or (e) of a Facility Lease, or foreclosed on the Indenture Estate, (ii) a Lease Event of Default shall have occurred under Section 16(g) or (h) of the Facility Leases or (iii) an "Event of Default" as defined in the Calpine Guaranties shall have occurred under Section
(e) or (f) thereof, and in any such case the Indenture Trustee has not promptly, to the extent it is not then stayed or otherwise prevented from demanding payment of Termination Value under the Calpine Guaranties by operation of law, demanded payment and proceeded (and continued to proceed) in good faith to pursue the full Termination Value under the Calpine Guaranties, then the Owner Lessor shall thereafter have the right, shared with the Indenture Trustee, upon notice to the Indenture Trustee, to exercise remedies and bring one or more proceedings against Guarantor under the Calpine Guaranties for the payment of Termination Value; provided that in any such action or proceeding the Owner Lessor shall compromise and settle only the Equity Portion of Termination Value, together with all unpaid amounts of the Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount) and other amounts constituting Excepted Payments and shall not, and shall have no right to, compromise or settle any amount comprising Termination Value other than the Equity Portion of Termination Value and the Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount); provided further that any amounts otherwise payable to or received by the Owner lessor pursuant to any action or proceeding referred to in this Section 5.6(c) shall constitute a portion of the Indenture Estate and shall be deposited with and paid over to the Indenture Trustee for application in accordance with the terms of this Indenture. At all times that the Indenture Trustee is proceeding against Calpine under the Calpine Guarantees, the Indenture Trustee shall pursue the full Termination Value, together with all unpaid amounts of unpaid Periodic Rent (and all amounts of overdue interest relating to such amount); provided that the Indenture Trustee shall be entitled to compromise on behalf of the Noteholders amounts constituting Termination Value under the Calpine Guaranties but not constituting the Equity Portion of Termination Value or the Equity Portion of Periodic Rent and so long as such compromise would not otherwise have a material adverse effect on the Owner Participant.

        (d) The Owner Lessor shall have the right, but not to the exclusion of the Indenture Trustee, (i) to receive from the Facility Lessees and the Guarantor all notices, certificates, opinions of counsel and other documents and all information that the Facility Lessees are permitted or required to give or furnish to the Owner Lessor or the Owner Participant, as the case may be, pursuant to the Facility Leases or any other Operative Document; (ii) to inspect the

Facilities and the records relating thereto pursuant to Section 12 of the Facility Leases; (iii) to provide such insurance as may be permitted by Section 11 of the Facility Leases; (iv) to provide notices to the Facility Lessees or the Guarantor to the extent otherwise permitted by the Operative Documents; and
(v) to perform for the Facility Lessees as provided in Section 20 of the Facility Leases;

        (e) So long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall retain the right to the exclusion of the Indenture Trustee to exercise the rights of the Owner Lessor under, and to determine compliance by the Facility Lessees with, the provisions of Sections 10 (other than Section 10.3 thereof), 13, 14 and 15 of the Facility Leases; provided, however, that if a Lease Indenture Event of Default shall have occurred and be continuing, the Owner Lessor shall cease to retain such rights upon notice from the Indenture Trustee stating that such rights shall no longer be retained by the Owner Lessor;

        (f) Except as otherwise provided in this Section 5.6, so long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall have the right, to be exercised jointly with the Indenture Trustee, (i) to exercise the rights with respect to the Facility Lessees' use and operation, modification or maintenance of the Facility, (ii) to exercise the Owner Lessor's right under Section 13.1 of the Participation Agreement to withhold or grant its consent to an assignment by the Facility Lessees of their rights under the Facility Leases, and (iii) to exercise the rights of the Owner Lessor under Section 10.3 of the Facility Leases; provided, however, that if a Lease Indenture Event of Default shall have occurred and be continuing, the Owner Lessor shall cease to exercise such rights under this clause (iii) upon notice from the Indenture Trustee stating that such rights shall no longer be retained by the Owner Lessor; provided further, however, that (A) the Owner Lessor shall have no right to receive any Periodic Rent or other payments other than Excepted Payments payable to the Owner Lessor, or the Owner Participant, and (B) no determination by the Owner Lessor or the Indenture Trustee that the Facility Lessees are in compliance with the provisions of any applicable Assigned Document shall be binding upon or otherwise affect the rights hereunder of the Indenture Trustee or any Noteholder on the one hand or the Owner Lessor or the Owner Participant on the other hand; and

        (g) Nothing in this Indenture shall give to, or create in, or otherwise provide the benefit of to, the Indenture Trustee, any rights of the Owner Participant under or pursuant to the Tax Indemnity Agreement or any other Operative Document and nothing in this Section 5.6 or elsewhere in this Indenture shall give to the Owner Lessor the right to exercise any rights specifically given to the Indenture Trustee pursuant to any Operative Document; and nothing in this Indenture shall give to, or create in, the Indenture Trustee the right to, and the Indenture Trustee shall not, release the Guarantor of its obligations under either Guaranty in respect of payment of the Equity Portion of Termination Value, unpaid amounts of the Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount) and other amounts constituting Excepted Payments, unless such release results in payment in full to the Owner

Lessor of all such unpaid amounts as certified to the Indenture Trustee by the Owner Lessor, and all claims of the Noteholders;

but nothing in clauses (a) through (f) above shall deprive the Indenture Trustee of the exclusive right, so long as this Indenture shall be in effect, to declare the Facility Leases to be in default under Section 16 thereof and thereafter to exercise the remedies pursuant to Section 17 of the Facility Leases (except in each case as expressly set forth in clause (iv) of Section 5.6(a) and Sections 5.6(b) and (c) above).

        (h) Following any foreclosure of the Owner Lessor's interests in the Facility Leases in connection with a Lease Indenture Event of Default arising from a Lease Event of Default, the Indenture Trustee shall not directly or indirectly enter into any new lease of either or both Facilities with Calpine, either Facility Lessee or any Affiliate thereof.

        Section 5.7. Restrictions on Dealing with Indenture Estate. Except as provided in the Operative Documents, but subject to the terms of this Indenture, the Owner Lessor shall not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with either of the Facilities, the Tiverton Site, the Rumford Site, any part of the Tiverton Site or the Rumford Site or any other part of the Indenture Estate.

        Section 5.8. Filing of Financing Statements and Continuation Statements. Pursuant to Section 5.10 of the Participation Agreement, the Facility Lessees have covenanted to maintain the priority of the Lien of this Indenture on the Indenture Estate. The Indenture Trustee shall, at the written request and expense of the Facility Lessees, as provided in the Participation Agreement, execute and deliver to the Facility Lessees and the Facility Lessees will file, if not already filed, such financing statements or other documents and such continuation statements or other documents with respect to financing statements or other documents previously filed relating to the Lien created by this Indenture in the Indenture Estate as may be supplied to the Indenture Trustee by the Facility Lessees. At any time and from time to time, upon the request of the Facility Lessees or the Indenture Trustee, at the expense of the Facility Lessees (and upon receipt of the form of document so to be executed), the Owner Lessor shall promptly and duly execute and deliver any and all such further instruments and documents as the Facility Lessees or the Indenture Trustee may request in obtaining the full benefits of the security interest and assignment created or intended to be created hereby and of the rights and powers herein granted. Upon the reasonable instructions (which instructions shall be accompanied by the form of document to be filed) at any time and from time to time of the Facility Lessees or the Indenture Trustee, the Owner Lessor shall execute and file any financing statement (and any continuation statement with respect to any such financing statement), and any other document relating to the security interest and assignment created by this Indenture as may be specified in such instructions. In addition, the Indenture Trustee and the Owner Lessor will execute such continuation statements with respect to financing statements and other documents relating to the Lien created by this Indenture in the Indenture Estate as may be specified from time to time in written instructions of any Noteholder (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement or other document to be filed). Neither the Indenture Trustee nor, except as otherwise herein expressly provided, the Owner Lessor shall have responsibility for the protection, perfection or preservation of the Lien created by this Indenture.

SECTION 6. INDENTURE TRUSTEE AND OWNER LESSOR

        Section 6.1. Acceptance of Trusts and Duties. The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the provisions hereof. If any Lease Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall, subject to the provisions of Sections 4 and 5 hereof, exercise such of the rights and remedies vested in it by this Indenture and shall at all times use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of its own affairs. The Indenture Trustee shall not be liable under any circumstances, except (a) for its own negligence or willful misconduct, (b) in the case of any inaccuracy of any representation or warranty of the Indenture Trustee or the Lease Indenture Company contained in Section 3.5 of the Participation Agreement, in the certificate delivered by the Indenture Trustee at the Closing pursuant to Section 4.6 of the Participation Agreement, or (c) for the performance of its obligations under Section 8 of the Participation Agreement; and the Lease Indenture Company and the Indenture Trustee shall not be liable for any action or inaction of the Owner Trust; provided, however, that:

              (i) Prior to the occurrence of a Lease Indenture Event of Default of which a Responsible Officer of the Indenture Trustee shall have Actual Knowledge, and after the curing of all such Indenture Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of the Operative Documents to which it is a party, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Operative Documents, no implied covenants or obligations shall be read into the Operative Documents against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notes or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture;

              (ii) The Indenture Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Indenture Trustee, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Majority in Interest of Noteholders, relating to the time, method and place of conducting any proceeding or remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee, under this Indenture;

              (iv) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Lease Event of Default, Significant Lease Default or Lease Indenture Event of Default (except for a Lease Indenture Event of Default resulting from an event of nonpayment) unless a Responsible Officer of the

        Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no default or Lease Indenture Event of Default;

              (v) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Owner Lessor, under this Indenture; and

              (vi) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

        Section 6.2. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.2 hereof and except as provided in Section 5.5 and 5.8 hereof, the Indenture Trustee shall have no duty
(a) to see to any registration, recording or filing of any Operative Document (or any financing or continuation statements in respect thereto) or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Facilities or the Facilities or to effect or maintain any such insurance, (c) except as otherwise provided in Section 5.5 hereof or in Section 10 of the Participation Agreement, to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Indenture Estate, (d) to confirm or verify the contents of any report, notice, request, demand, certificate, financial statement or other instrument of the Facility Lessees, (e) to inspect the Facilities at any time or ascertain or inquire as to the performance or observance of any of the Facility Lessees' covenants with respect to the Facilities or (f) to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Majority in Interest of Noteholders will be deemed to be satisfied by a letter agreement with respect to such costs from such Majority in Interest of Noteholders). Notwithstanding the foregoing, the Indenture Trustee shall furnish to each Noteholder and to the Owner Lessor and the Owner Participant promptly upon receipt thereof duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee hereunder or under any of the Operative Documents unless the Indenture Trustee shall reasonably believe that each such Noteholder, the Owner Lessor and the Owner Participant shall have received copies thereof.

        Section 6.3.  Representations and Warranties.

        (a) The Owner Lessor represents and warrants that it has not assigned or pledged any of its estate, right, title or interest subject to this Indenture, to anyone other than the Indenture Trustee.

        (b) NEITHER THE OWNER LESSOR NOR THE INDENTURE TRUSTEE MAKES, NOR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH PLANS OR SPECIFICATIONS, QUALITY, DURABILITY, SUITABILITY, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE FACILITY, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITIES OR ANY OTHER PART OF THE INDENTURE ESTATE, except that the Owner Lessor represents and warrants that on the Closing Date it shall have received whatever title or interest to the Facilities and the Tiverton and Rumford Sites as were conveyed to it by the Facility Lessees and that on the Closing Date the Facilities shall be free of Owner Lessor's Liens and the Owner Participant's Liens; or (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any of the other Operative Documents, or as to the correctness of any statement contained in any thereof, except that each of the Owner Lessor and the Indenture Trustee represents and warrants that this Indenture and the Participation Agreement have been, and, in the case of the Owner Lessor, the other Operative Documents to which it is or is to become a party have been or will be, executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

        Section 6.4. No Segregation of Moneys; No Interest. All moneys and securities deposited with and held by the Indenture Trustee under this Indenture for the purpose of paying, or securing the payment of, the principal of or Make-Whole Amount or interest on the Notes shall be held in trust. Except as specifically provided herein or in the Facility Leases, any moneys received by the Indenture Trustee hereunder need not be segregated in any manner except to the extent required by Applicable Law and may be deposited under such general conditions as may be prescribed by Applicable Law, and neither the Owner Lessor nor the Indenture Trustee shall be liable for any interest thereon; provided, however, subject to Section 6.5 hereof, that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof to the extent known to the Indenture Trustee.

        Section 6.5. Reliance; Agents; Advice of Experts. The Indenture Trustee shall be authorized and protected and incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed to be genuine and believed to be signed by the proper party or parties. The Indenture Trustee may accept in good faith a certified copy of a resolution of the general partner (or equivalent body) of the Facility Lessees as conclusive evidence that such resolution has been duly adopted by such Board and that the same is in full force and effect. As to the amount of any payment to which any Noteholder is entitled pursuant to Clause "Third" of Section 3.2 or Section 3.3 hereof, and as to the amount of any payment to which any other

Person is entitled pursuant to Section 3.5 or Section 3.7 hereof, the Indenture Trustee for all purposes hereof may rely on and shall be authorized and protected in acting or refraining from acting upon an Officer's Certificate of such Noteholder or other Person, as the case may be. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee for all purposes hereof may rely on an Officer's Certificate of the Owner Lessor or the Facility Lessees or a Noteholder as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall have the right to request instructions from the Owner Lessor or the Majority in Interest of Noteholders with respect to taking or refraining from taking any action in connection with the Lease Indenture or any other Operative Document to which it is a party, and shall be entitled to act or refrain from taking such action unless and until the Indenture Trustee shall have received written instructions from the Owner Lessor or the Majority in Interest of Noteholders, and the Indenture Trustee shall not incur liability by reason of so acting (except as provided in Section 6.1) or refraining from acting. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate (but subject to the priorities of payment set forth in Section 3 hereof), consult with independent skilled Persons to be selected and retained by it (other than Persons regularly in its employ) as to matters within their particular competence, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion, within such Person's area of competence, of any such Person, so long as the Indenture Trustee shall have exercised reasonable care in selecting such Person.

SECTION 7. SUCCESSOR INDENTURE TRUSTEES AND SEPARATE TRUSTEES

        Section 7.1. Resignation or Removal of the Indenture Trustee; Appointment of Successor.

        (a) Resignation or Removal. The Indenture Trustee or any successor thereto may resign at any time with or without cause by giving at least thirty
(30) days' prior written notice to the Owner Lessor, the Owner Participant, the Facility Lessees and each Noteholder, such resignation to be effective on the acceptance of appointment by the successor Indenture Trustee pursuant to the provisions of subsection (b) below. In addition, a Majority in Interest of Noteholders may at any time remove the Indenture Trustee with or without cause by an instrument in writing delivered to the Owner Lessor, the Owner Participant and the Indenture Trustee, and the Owner Lessor shall give prompt written notification thereof to each Noteholder and the Facility Lessees. Such removal will be effective on the acceptance of appointment by the successor Indenture Trustee pursuant to the provisions of subsection (b) below. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Noteholders may appoint a successor Indenture Trustee by an instrument signed by such holders. If a successor Indenture Trustee shall not have been appointed within thirty (30) days after such resignation or removal, the Indenture Trustee or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed by a Majority in Interest of Noteholders as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed by a Majority in Interest of Noteholders as above provided.

        (b) Acceptance of Appointment. Any successor Indenture Trustee shall execute and deliver to the predecessor Indenture Trustee, the Owner Participant, the Owner Lessor and all Noteholders an instrument accepting such appointment and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless, upon the written request of such successor Indenture Trustee or a Majority in Interest of Noteholders, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder. To the extent required by Applicable Law or upon request of the successor Indenture Trustee, the Owner Lessor shall execute any and all documents confirming the vesting of such estates, properties, rights and powers in the successor Indenture Trustee.

        (c) Qualifications. Any successor Indenture Trustee, however appointed, shall be a trust company or bank with trust powers (i) which (A) has a combined capital and surplus of at least $150,000,000, or (B) is a direct or indirect subsidiary of a corporation which has a combined capital and surplus of at least $150,000,000 provided such corporation guarantees the performance of the obligations of such trust company or bank as Indenture Trustee, or (C) is a member of a bank holding company group having a combined capital and surplus of at least $150,000,000 provided the parent of such bank holding company group or a member which itself has a combined capital and surplus of at least $150,000,000 guarantees the performance of the obligations of such trust company or bank, and (ii) is willing, able and legally qualified to perform the duties of Indenture Trustee hereunder upon reasonable or customary terms. No successor Indenture Trustee, however appointed, shall become such if such appointment would result in the violation of any Applicable Law or create a conflict or relationship involving a conflict of interest under the Trust Indenture Act of 1939, as amended.

        (d) Merger, etc. Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of subsection (c) of this Section 7.1, be the Indenture Trustee under this Indenture without further act.

        Section 7.2.  Appointment of Additional and Separate Trustees.

        (a) Appointment. Whenever (i) the Indenture Trustee shall deem it necessary or prudent in order to conform to any law of any applicable jurisdiction or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, this Indenture, the Facility Leases, the Notes or any of the transactions contemplated by the Operative Documents, (ii) the Indenture Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Noteholders or (iii) a Majority in Interest of Noteholders deems it so necessary or prudent and shall have requested in writing the Indenture Trustee to do so, then in any such case the Indenture Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Indenture Trustee either to act as additional trustee or trustees of all or any part of the Indenture Estate, jointly with the Indenture Trustee, or to act as separate trustee or trustees of all or any part of the Indenture Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Indenture Trustee deemed necessary or advisable by the Indenture Trustee, subject to the remaining provisions of this Section 7.2. The Owner Lessor hereby consents to all actions taken by the Indenture Trustee under the provisions of this Section 7.2 and agrees, upon the Indenture Trustee's request, to join in and execute, acknowledge and deliver any or all such instruments or agreements; and the Owner Lessor hereby makes, constitutes and appoints the Indenture Trustee its agent and attorney-in-fact for it and in its name, place and stead to execute, acknowledge and deliver any such instrument or agreement in the event that the Owner Lessor shall not itself execute and deliver the same within fifteen (15) days after receipt by it of such request so to do; provided, however, that the Indenture Trustee shall exercise due care in selecting any additional or separate trustee if such additional or separate trustee shall not be a Person possessing trust powers under Applicable Law. If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or prudent in the interest of the Noteholders or in the event that the Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee. In such connection, the Indenture Trustee may act on behalf of the Owner Lessor to the same extent as is provided above. Notwithstanding anything contained to the contrary in this Section 7.2(a), to the extent the laws of any jurisdiction preclude the Indenture Trustee from taking any action hereunder either alone, jointly or through a separate trustee under the direction and control of the Indenture Trustee, the Owner Lessor, at the instruction of the Indenture Trustee, shall appoint a separate trustee for such jurisdiction, which separate trustee shall have full power and authority to take all action hereunder as to matters relating to such jurisdiction without the consent of the Indenture Trustee, but not subject to the same limitations in any exercise of his power and authority as those to which the Indenture Trustee is subject.

        (b) The Indenture Trustee as Agent. Any additional trustee or separate trustee at any time by an instrument in writing may constitute the Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by Applicable Law, to do all acts and things and exercise all discretions which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall become incapable of acting or cease to be such additional trustee or separate trustee, the property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by Applicable Law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a new successor to such additional trustee or separate trustee, unless and until a successor is appointed in the manner hereinbefore provided.

        (c) Requests, etc. Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient to warrant such additional trustee or separate trustee, as the case may be, to take the requested, approved or consented to action.

        (d) Subject to Indenture, etc. Each additional trustee and separate trustee appointed pursuant to this Section 7.2 shall be subject to, and shall have the benefit of Sections 3 through 9 hereof insofar as they apply to the Indenture Trustee. Notwithstanding any other provision of this Section 7.2, (i) the powers, duties, obligations and rights of any additional trustee or separate trustee appointed pursuant to this Section 7.2 shall not in any case exceed those of the Indenture Trustee hereunder, (ii) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys or the investment of moneys shall be exercised solely by the Indenture Trustee and (iii) no power hereby given to, or exercisable as provided herein by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee.

SECTION 8. SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS

        Section 8.1. Supplemental Indenture and Other Amendment With Consent; Conditions and Limitations. At any time and from time to time, subject to Sections 8.2 and 8.3 hereof, but only upon the written direction of a Majority in Interest of Noteholders and the written consent of the Owner Lessor, (a) the Indenture Trustee shall execute an amendment or supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture as specified in such request, and (b) the Indenture Trustee, as the case may be, shall enter into or consent to such written amendment of or supplement to any Assigned Document as each other party thereto may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent to the terms of any such agreement or document as may be specified in such request; provided, however, that without the consent of the Noteholders representing one hundred percent (100%) of the outstanding principal amount of the Notes, such percentage to be determined in the same manner as provided in the definition of the term "Majority in Interest of Noteholders," no such supplement to or amendment of this Indenture or any Assigned Document, or waiver or modification of or consent to the terms hereof or thereof, shall (i) modify the definition of the terms "Majority in Interest of Noteholders" or reduce the percentage of Noteholders required to take or approve any action hereunder, (ii) change the amount or the time of payment of any amount owing or payable under any Note or change the rate or manner of calculation of interest payable on any Note, (iii) alter or modify the provisions of Section 3 hereof with respect to the manner of payment or the order of priorities in which distributions thereunder shall be made as between the Noteholders and the Owner Lessor, (iv) reduce the amount (except to any amount as shall be sufficient to pay the aggregate principal of, and interest on all outstanding Notes) or extend the time of payment of Periodic Rent or Termination Value except as expressly provided in Section 3.5 of the Facility Leases, or change any of the circumstances under which Periodic Rent or Termination Value is payable, (v) consent to any assignment of the Facility Leases if in connection therewith the Facility Lessees will be released from its obligation to pay Periodic Rent and Termination Value, except as expressly provided in Section 13 of the Participation Agreement, or release the Facility

Lessees of their obligation to pay Periodic Rent or Termination Value or change the absolute and unconditional character of such obligations as set forth in
Section 9 of the Facility Leases; or (vi) consent to any release of the Guarantor under Section 8.4 of the Guaranty.

        Section 8.2. Supplemental Indentures and other Amendments Without Consent. Without the consent of any Noteholders but subject to the provisions of
Section 8.3, and only after notice thereof shall have been sent to the Noteholders and with the consent of the Owner Lessor, the Indenture Trustee shall enter into any indenture or indentures supplemental hereto or execute any amendment, modification, supplement, waiver or consent with respect to any other Operative Document (a) to evidence the appointment of a co-manager in accordance with the terms of the LLC Agreement, or to evidence the succession of a successor as the Indenture Trustee hereunder, the removal of the Indenture Trustee or the appointment of any separate or additional trustee or trustees, in each case if done pursuant to the provisions of Section 7 hereof and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees, (b) to correct, confirm or amplify the description of any property at any time subject to the Lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee, (c) to provide for any evidence of the creation and issuance of any Additional Notes pursuant to, and subject to the conditions of,
Section 2.12 and to establish the form and the terms of such Additional Notes,
(d) to cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, this Indenture or any other Operative Document in any manner that will not in the judgment of the Indenture Trustee materially adversely affect the interests of the Noteholders, (e) to grant or confer upon the Indenture Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with this Indenture, (f) to add to the covenants or agreements to be observed by the Facility Lessees or the Owner Lessor and which are not contrary to this Indenture, to add Indenture Events of Defaults for the benefit of Noteholders or surrender any right or power of the Owner Lessor, provided it has consented thereto, (g) to effect the assumption of all or, to the extent otherwise provided hereunder, part of the Lessor Notes by the Facility Lessees, provided that the supplemental indenture will contain all of the covenants applicable to the Facility Lessees contained in the Facility Leases and the Participation Agreement for the benefit of the Indenture Trustees or the holders of such Lessor Notes, such that the Facility Lessees' obligations contained therein, if applicable in the event that the Facility Leases are terminated, will continue to be in full force and effect, (h) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (i) to modify, eliminate or add to the provisions of any Operative Documents to such extent as shall be necessary to qualify or continue the qualification of this Lease Indenture or the Pass Through Trust Agreements (including any supplements thereto) under the Trust Indenture Act, or similar federal statute enacted after the Closing Date, and to add to this Indenture such other provisions as may be expressly required or permitted by the Trust Indenture Act of 1939, and (j) to effect any indenture or indentures supplemental hereto or any amendment, modification, supplement, waiver or consent with respect to any other Operative Document, provided such supplemental indenture, amendment, modification, supplement, waiver or consent shall not reasonably be expected to materially and adversely affect the interest of the Noteholders; provided, however, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of the holder of each then outstanding

Note, cause any of the events specified in clauses (i) through (v) of the first sentence of Section 8.1 hereof to occur; and provided, further, that no such amendment, modification, supplement, waiver or consent contemplated by this
Section 8.2 shall, without the consent of the holder of a Majority in Interest of Noteholders, modify the provisions of Sections 5.2, 5.6, 6, or 13.1 or [__] of the Participation Agreement, or modify in any material respect the provisions of either Calpine Guaranty (other than, in each case, any amendment, modification, supplement, waiver or consent having no adverse affect on the interest of the Noteholders).

        Section 8.3. Conditions to Action by the Indenture Trustee. If in the opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Section 8.1 or 8.2 or the election referred to in Section 9.13 hereof adversely affects any immunity or indemnity in favor of the Indenture Trustee under this Indenture or the Participation Agreement, or would materially increase its administrative duties or responsibilities hereunder or thereunder or may result in personal liability for it (unless it shall have been provided an indemnity satisfactory to the Indenture Trustee), the Indenture Trustee may in its discretion decline to execute such document or the election. With every such document and election, the Indenture Trustee shall be furnished with evidence that all necessary consents have been obtained and with an opinion of counsel that such document complies with the provisions of this Indenture, does not deprive the Indenture Trustee or the holders of the Notes of the benefits of the Lien hereby created on any property subject hereto or of the assignments contained herein (except as otherwise consented to in accordance with Section
8.1 hereof) and that all consents required by the terms hereof in connection with the execution of such document or the making of such election have been obtained. The Indenture Trustee shall be fully authorized and protected in relying on such opinion.

SECTION 9. MISCELLANEOUS

        Section 9.1. Surrender, Defeasance and Release.

        (a) Surrender and Cancellation of Indenture. This Indenture shall be surrendered and cancelled and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon satisfaction of the conditions set forth in the proviso to the Granting Clause hereof. Upon any such surrender, cancellation, and termination, the Indenture Trustee shall pay all moneys or other properties or proceeds constituting part of the Indenture Estate (the distribution of which is not otherwise provided for herein) to the Owner Lessor, and the Indenture Trustee shall, upon request and at the cost and expense of the Owner Lessor, execute and deliver proper instruments acknowledging such cancellation and termination and evidencing the release of the security, rights and interests created hereby. If this Indenture is terminated pursuant to this Section 9.1(a), the Indenture Trustee shall promptly notify the Facility Lessees and the Owner Participant of such termination.

        (b) Release.

              (i) Whenever a Component is replaced pursuant to the Facility Leases, such component shall automatically and without further act of any Person be released from the Lien of this Lease Indenture and the Indenture Trustee shall, upon the written request of the Owner Lessor or the Facility Lessees, execute and deliver to, and as directed in writing by, the Facility Lessees or the Owner Lessor an appropriate instrument (in due form for recording) releasing the replaced Component from the Lien of this Indenture.

              (ii) Whenever the Facility Lessees are entitled to acquire or have transferred to it their respective Facilities pursuant to the express terms of the Facility Leases, the Indenture Trustee shall release the Indenture Estate from the Lien of this Indenture and execute and deliver to, or as directed in writing by, the Facility Lessees or the Owner Lessor an appropriate instrument (in due form for recording) releasing the Indenture Estate from the Lien of this Indenture; provided that all sums secured by this Indenture have been paid to the Persons entitled to such sums.

        Section 9.2. Conveyances Pursuant to Section 4.2 of Site Leases and Subleases. Sales, grants of leases or easements and conveyances of portions of the Tiverton and Rumford Sites, rights of way, easements or leasehold interest made by the Facility Lessees in accordance with Section 4.2 of the Site Leases and Subleases shall automatically, without further act of any Person, be released from this Lease Indenture.

        Section 9.3. Appointment of the Indenture Trustee as Attorney; Further Assurances. The Owner Lessor hereby constitutes the Indenture Trustee the true and lawful attorney of the Owner Lessor irrevocably with full power as long as the Lease Indenture is in effect (in the name of the Owner Lessor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Documents (except to the extent that such moneys and claims constitute Excepted Payments), to endorse any checks or other instruments or orders in connection therewith, to make all such demands and to give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Owner Lessor upon the occurrence and continuance of a Lease Event of Default, to enforce compliance by the Facility Lessees with all terms and provisions of the Facility Leases (except as otherwise provided in Sections 4.3 and 5.6 hereof), and to file any claims or take any action or institute any proceedings which the Indenture Trustee may request in the premises.

        Section 9.4. Indenture for Benefit of Certain Persons Only. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the parties hereto, the Owner Participant, the Facility Lessees (with respect to Sections 4.12 and 8.1 hereof) and the Noteholders (and any successor or assign of any thereof) any legal or equitable right, remedy or claim under or in respect of this Indenture, and this Indenture shall be for the sole and exclusive benefit of the parties hereto, the Owner Participant, the Facility Lessees (as provided in Sections 4.12 and 8.1 hereof) and the Noteholders.

        Section 9.5. Notices; Furnishing Documents, etc. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

        If to the Owner Lessor:

               PMCC Calpine New England Investment LLC
               c/o Phillip Morris Capital Corporation
               225 High Ridge, Suite 300
               Stamford, Connecticut  06905
               Telephone No.:  (914) 335-8170
               Facsimile No.:  (914) 335-8287
               Attention: Vice President-Leasing

        with a copy to:

               Philip Morris Capital Corporation
               225 High Ridge Road, Suite 300
               Stamford, Connecticut 06905
               Telephone No.: (914) 335-8347
               Facsimile No.: (914) 335-8256
               Attention: General Counsel

        with a copy to the Owner Participant:

               PMCC Calpine NEIM LCC
               c/o Phillip Morris Capital Corporation
               225 High Ridge, Suite 300
               Stamford, Connecticut  06905
               Telephone No.:  (914) 335-8170
               Facsimile No.:  (914) 335-8287
               Attention: Vice-President Leasing

        with a copy to:

               Philip Morris Capital Corporation
               225 High Ridge Road, Suite 300
               Stamford, Connecticut 06905
               Telephone No.: (914) 335-8347
               Facsimile No.: (914) 335-8256
               Attention: General Counsel

        If to the Indenture Trustee:

               State Street Bank and Trust Company of Connecticut, National Association
               633 West 5th Street, 12th Floor
               Los Angeles, California  90071
               Telephone No.:  (860) 244-1822
               Facsimile No.:  (860) 244-1889


        If to the Facility Lessees:

        If to the Tiverton Lessee:

               c/o Calpine Corporation
               50 West San Fernando Street, 5th Floor
               San Jose, California  95113
               Telephone No.: (408) 995-5115
               Facsimile No.: (408) 995-0505
               Attention:  Asset Manager and General Counsel

               c/o Calpine Corporation
               The Pilot House, 2nd Floor
               Lewis Wharf
               Boston, Massachusetts  02110
               Telephone No.: (617) 723-7200
               Facsimile No.: (617) 723-7635

        If to the Rumford Lessee:

               c/o Calpine Corporation
               50 West San Fernando Street, 5th Floor
               San Jose, California  95113
               Telephone No.:  (408) 995-5115
               Facsimile No.:  (408) 995-0505
               Attention:  Asset Manager and General Counsel

               c/o Calpine Corporation
               The Pilot House, 2nd Floor
               Lewis Wharf
               Boston, Massachusetts  02110
               Telephone No.:  (617) 723-7200
               Facsimile No.:  (617) 723-7635

        If to the Pass Through Trustee:

               State Street Bank and Trust Company of Connecticut, National Association
               633 West 5th Street, 12th Floor
               Los Angeles, California  90071
               Telephone No.:  (860) 244-1822
               Facsimile No.:  (860) 244-1889

        Section 9.6. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 9.7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by, not individually or personally but solely as trustee of the Owner Lessor under the LLC Agreement, General Foods Credit Corporation ("GFCC"), not individually or personally but solely as the managing member of PMCC Calpine NEIM LLC, the Owner Participant and the sole managing member of the Owner Lessor, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by GFCC, but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on GFCC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall GFCC, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Indenture.

        Section 9.8. Written Changes Only. Subject to Sections 8.1 and 8.2 hereof, no term or provision of this Indenture or any Note may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; and any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.

        Section 9.9. Counterparts. This Indenture may be executed in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 9.10. Successors and Permitted Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and each Noteholder. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successor and assigns thereof.

        Section 9.11. Headings and Table of Contents. The headings of the sections of this Indenture and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

        Section 9.12. Governing Law. This Indenture and the Notes shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligation Law Section 5-1401), except to the extent the laws of the State of Rhode Island and the State of Maine are mandatorily applicable under the laws of the State of Rhode Island and the State of Maine.

        Section 9.13. Reorganization Proceedings with Respect to the Lessor Estate. If (a) the Lessor Estate becomes a debtor subject to the reorganization provisions of Title 11 of the United States Code, or any successor provisions,
(b) pursuant to such reorganization provisions the Owner Participant is required by reason of the Owner Participant's being held to have recourse liability that it would not otherwise have had under Section 2.5 hereof to the debtor or the trustee of the debtor, directly or indirectly, to make payment on account of any amount payable as principal or interest on the Notes and (c) any Noteholder or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Participant on account of clause (b) above, then such Noteholder or the Indenture Trustee, as the case may be, shall promptly refund such Excess Amount, without interest, to the Owner Participant after receipt by such Noteholder or the Indenture Trustee, as the case may be, of a written request for such refund by the Owner Participant (which request shall specify the amount of such Excess Amount and shall set forth in detail the calculation thereof). For purposes of this Section 9.13, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by such holder and the Indenture Trustee in respect of such principal or interest if the Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 9.13 shall prevent the Indenture Trustee or any Noteholder from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement.

        The Noteholders and the Indenture Trustee agree that should the Lessor Estate become a debtor subject to the reorganization provisions of the Bankruptcy Code, they shall upon the request of the Owner Participant, and provided that the making of the election hereinafter referred to is permitted to be made by them under Applicable Law and will not have any adverse impact on any Noteholder, the Indenture Trustee or the Indenture Estate other than as contemplated by the preceding paragraph, make the election referred to in
Section 1111(b)(1)(A)(i) of Title 11 of the Bankruptcy Code or any successor provision if, in the absence of such election, the Noteholders would have recourse against the Owner Participant for the payment of the indebtedness represented by the Notes in circumstance in which such Noteholders would not have recourse under this Indenture if the Lessor Estate had not become a debtor under the Bankruptcy Code.

        Section 9.14. Withholding Taxes: Information Reporting. The Indenture Trustee shall exclude and withhold from each distribution of principal, Make-Whole Amount, if any, and interest and other amounts due hereunder or under the Lessor Notes and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Lessor Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders and to pay to the Noteholders from amounts received by Paying Agent pursuant hereto such additional amounts so that the net amount actually received by the Noteholders, after reduction for such withheld amounts, shall be equal to the full amount of principal, Make-Whole Amount, interest and other amounts otherwise due and payable hereunder; provided, however, that, notwithstanding the foregoing, the Paying Agent shall be required to pay such additional amounts only if and to the extent that (a) the Facility Lessee is required to indemnify the Noteholders for such amounts under Section 9 of the Participation Agreement and (b) the Facility Lessee has not paid such amounts within three (3) days after notice of nonpayment, (ii) that it will file any necessary withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof, it will deliver to each Noteholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Noteholders may reasonably request from time to time. The Indenture Trustee agrees to file any other information as it may be required to file under United States law.

        Any Noteholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Noteholder becomes a Holder, (a) so notify the Indenture Trustee, (b) (i) provide the Indenture Trustee with Internal Revenue Service form Form W-8 BEN or W-8 ECI, as appropriate, or (ii) notify the Indenture Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Noteholder agrees by its acceptance of a Note, on an ongoing basis, to provide like certification for each taxable year and to notify the Indenture Trustee should subsequent circumstances arise affecting the information provided the Indenture Trustee in clauses (a) and (b) above. The Indenture Trustee shall be fully protected in relying upon, and each Noteholder by its acceptance of a Note hereunder agrees to indemnify and hold the Indenture Trustee harmless against all claims or liability of any kind arising in connection with or related to the Indenture Trustee's reliance upon any such documents, forms or information provided by such Holder to the Indenture Trustee. In addition, if the Indenture Trustee has not withheld taxes on any payment made to any Noteholder, and the Indenture Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Noteholder shall return such amount to the Indenture Trustee upon written demand by the Indenture Trustee, but only to the extent the Indenture Trustee is not obligated to pay additional amounts with respect to such taxes pursuant to this
Section 9.14. The Indenture Trustee shall be liable only for direct (but not consequential) damages to any Noteholder due to the Indenture Trustee's violation of the Code and only to the extent such liability is caused by the Indenture Trustee's violation of the Code and only to the extent such liability is caused by the Indenture Trustee's failure to act in accordance with its standard of care under this Lease Indenture.

        Section 9.15. Fixture Financing Statement. This Indenture also is intended to serve as a fixture financing statement under the Rhode Island and Maine Uniform Commercial Codes. In connection therewith, the following information is provided:

        (a) Name and address of Debtor:

               PMCC Calpine New England Investment LLC
               c/o Phillip Morris Capital Corporation
               225 High Ridge, Suite 300
               Stamford, Connecticut  06905
               Telephone No.:  (914) 335-8170
               Facsimile No.:  (914) 335-8287
               Attention: Vice President-Leasing
               Tax ID Number of Debtor:  ____________

        with a copy to:

               Philip Morris Capital Corporation
               225 High Ridge Road, Suite 300
               Stamford, Connecticut 06905
               Telephone No.: (914) 335-8347
               Facsimile No.: (914) 335-8256
               Attention: General Counsel


        (b) Name and Address of Secured Party (from which information concerning the security interest may be obtained):

               State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee
               633 West 5th Street, 12th Floor
               Los Angeles, California  90071
               Telephone No.:  (860) 244-1822
               Facsimile No.:  (860) 244-1889

        (c) The personal property covered by the security interest granted hereunder includes goods which are or are to become fixtures upon the real property described in Exhibits A-1 and A-2 hereto.

        (d) Recording: This Indenture is to be recorded in the real estate records of the Town of Tiverton, Rhode Island and West Oxford County, Maine.

        (e) Type of Filing: This is a fixture filing under Section 30-9-401(1)(c) and R.I. Gen. Laws Section 6A-9-401(1)(b) and 6A-9-402(6).


                  (Remainder of Page Intentionally Left Blank)

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed on the day and year first above written.



                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION,
                                    as Indenture Trustee



                                    By: /s/ MARK HENSON
                                       -----------------------------------------
                                       Name: Mark Henson
                                       Title: Assistant Vice President



                                    PMCC CALPINE NEW ENGLAND INVESTMENT LLC, as
                                    Owner Lessor

                                    By: PMCC Calpine NEIM LLC, its managing
                                        member

                                    By: General Foods Credit Corporation, its
                                        managing member

                                    By: /s/ ANIL BHATIA
                                       -----------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


        The foregoing instrument was acknowledged before me this 19th day of December 2000, by Anil Bhatia, Authorized Signator of General Foods Credit Corporation, Managing Member of PMCC Calpine NEIM LLC, Managing Member of PMCC Calpine New England Investment LLC, and acknowledged the foregoing investment to be his/her free act and deed in said capacity and the free act and deed of said PMCC Calpine New England Investment LLC.


                                            /s/ ANN K. MALLARI
                                            ------------------------------------
                                            Notary Public
My Commission Expires

Ann K. Mallari
Notary Public, State of New York
No. 4936031
Qualified in New York County
Commission Expires July 5, 2002
--------------------------------


STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


        The foregoing instrument was acknowledged before me this 19th day of December 2000, by Mark Henson, Assistant Vice President of State Street Bank and Trust Company of Connecticut, National Association, a United States banking corporation, to be the free act and deed on behalf of the corporation.


                                            /s/ ANN K. MALLARI
                                            ------------------------------------
                                            Notary Public
My Commission Expires

Ann K. Mallari
Notary Public, State of New York
No. 4936031
Qualified in New York County
Commission Expires July 5, 2002
----------------------------------

                                   APPENDIX A

                                   DEFINITIONS

                                                                     EXHIBIT A-1
                                                                              TO
                                                                 LEASE INDENTURE

                          DESCRIPTION OF TIVERTON SITE

                                                                     EXHIBIT A-2
                                                                              TO
                                                                 LEASE INDENTURE

                           DESCRIPTION OF RUMFORD SITE

                                                                     EXHIBIT B-1
                                                                              TO
                                                                 LEASE INDENTURE


                          FORM OF TIVERTON LESSOR NOTE

                     PMCC CALPINE NEW ENGLAND INVESTMENT LLC
                  NONRECOURSE PROMISSORY NOTE (TIVERTON) DUE IN
                      A SERIES OF INSTALLMENTS OF PRINCIPAL
                             WITH FINAL PAYMENT DATE
                                OF JULY 15, 2018

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
                SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT


                                                  Issued at:  New York, New York

                                                  Issue Date:  December 19, 2000

$190,000,000


        PMCC CALPINE NEW ENGLAND INVESTMENT LLC, a Delaware limited liability company (herein called the "Owner Lessor", which term includes any successor person under the Collateral Trust Indenture hereinafter referred to), hereby promises to pay to State Street Bank and Trust Company of Connecticut, National Association, in its capacity as pass through trustee of the Tiverton and Rumford 2000 Pass Through Trust, (the "Pass Through Trustee")or its registered assigns, the principal sum of $190,000,000, which is due and payable in a series of installments of principal with a final payment date of July 15, 2018, as provided below, together with interest at the rate of 9.00% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full. Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on July 15, 2001, and on each July 15th and January 15th thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Note shall be due and payable in installments on each of the dates set forth on Schedules 1 hereto. The installment of principal payable on any such date shall be in an aggregate amount equal to the product of the Principal Portion set forth on Schedule 1 multiplied by the percentage set forth on Schedule 1 under the column headed "Principal Amount Payable" for such date unless the Principal Portion has been prepaid; provided, that the final installment of principal shall be equal to the then unpaid principal balance of this Note.

        Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage and Security Agreement dated as of December 19, 2000 (the "Collateral Trust Indenture"), between the Owner Lessor and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture Trustee").

        Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and premium, if any, and (to the extent permitted by Applicable Law) any overdue interest shall be paid, on demand, from the due date thereof at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

        In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

        Except as otherwise specifically provided in the Collateral Trust Indenture and in the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Collateral Trust Indenture shall be made only from the Indenture Estate, and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Collateral Trust Indenture. The holder hereof, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof, as herein provided, and that, none of the Owner Participant, the Owner Lessor or the Indenture Trustee is or shall be personally liable to the holder hereof for any amounts payable under this Note or under the Collateral Trust Indenture, or, except as expressly provided in the Collateral Trust Indenture or, in the case of the Owner Participant and the Owner Lessor, the Participation Agreement for any performance to be rendered under the Collateral Trust Indenture or any Assigned Document or for any liability under the Collateral Trust Indenture or any Assigned Document.

        The principal of and premium, if any, and interest on this Note shall be paid by the Indenture Trustee, without any presentment or surrender of this Note, except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Indenture Trustee, by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Indenture Trustee are actually received by the Indenture Trustee if such amounts are received by 12:00 noon, New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and holder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

        The holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in
Section 2.7 of the Collateral Trust Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued interest (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any, on this Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Collateral Trust Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Note.

        This Note is the Note referred to in the Collateral Trust Indenture as the "Lessor Note". The Collateral Trust Indenture permits the issuance of additional notes ("Additional Lessor Notes"), as provided in Section 2.12 of the Collateral Trust Indenture, and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Indenture Trustee to the extent provided in the Collateral Trust Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Collateral Trust Indenture.

        Reference is hereby made to the Collateral Trust Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Collateral Trust Indenture, to all of which terms and conditions the holder hereof agrees by its acceptance of this Note.

        This Note is subject to redemption, in whole or in part as provided in the Collateral Trust Indenture, as follows: (x) in the case of redemptions under the circumstances set forth in Section 2.10(a) of the Collateral Trust Indenture, at a price equal to the principal amount of this Note being redeemed together with accrued interest on such principal amount to the Redemption Date, and (y) in the case of redemptions under the circumstances set forth in Sections 2.10(d) of the Collateral Trust Indenture, at a price equal to the principal amount of this Note then outstanding together with accrued interest on such principal amount to the Redemption Date, plus the Make-Whole Premium, if any; provided, however, that no such redemption shall be made until notice thereof is given by the Indenture Trustee to the holder hereof as provided in the Collateral Trust Indenture.

        In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to
Section 13.1 thereof where the Facility Lessee purchases the Undivided Interest from the Owner Lessor, the obligations of the Owner Lessor under this Note may, subject to the conditions set forth in Section 2.10(b) of the Collateral Trust Indenture, be assumed in whole by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the holder of this Note may be required to exchange this Note for a new Note evidencing such assumption.

        In case a Collateral Trust Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Collateral Trust Indenture, be declared or may become due and payable in the manner and with the effect provided in the Collateral Trust Indenture.

        There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Collateral Trust Indenture. The transfer of this Note is registrable, as provided in the Collateral Trust Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered holder hereof, together with the amount of any applicable transfer taxes.

        It is expressly understood and agreed by the holder of this Note that
(a) this Note is executed and delivered by General Foods Credit Corporation, not individually or personally but solely as the managing member (the "Managing Member"), of PMCC Calpine NEIM LLC, the Owner Participant and the sole managing member of the Owner Lessor, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by the Managing Member but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on the Managing Member individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the holder of this Note or by any Person claiming by, through or under such holder, and (d) under no circumstances shall the Managing Member, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.

        This Note shall be governed by the laws of the State of New York.

        IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.

                                    PMCC CALPINE NEW ENGLAND
                                    INVESTMENT LLC
                                    a Delaware limited liability company,

                                      By:  PMCC Calpine NEIM LLC,
                                           a Delaware limited liability company,
                                           Managing Member

                                      By:  General Foods Credit Corporation,
                                           a Delaware corporation,
                                           Managing Member


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

        This is the Lessor Note referred to in the within-mentioned Collateral Trust Indenture duly executed as of the date hereof.


                                   STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT,
                                       NATIONAL ASSOCIATION,
                                   not in its individual capacity, but solely as
                                       the Indenture Trustee


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                             FORM OF TRANSFER NOTICE


        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

-----------------------------------

-----------------------------------
(Please print or typewrite name and address including zip code of assignee)

-----------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

-----------------------------------
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:
      ---------------------------   ------------------------------------
                                    (Signature of Transferor)

                                    NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                   SCHEDULE 1
                                     TO NOTE


                       Schedule Of Principal Amortization

                         Principal Portion: $190,000,000


                                            Principal Amount Payable
    Payment Date                            (% of Principal Portion)
-----------------------------       --------------------------------------
Dec 19 2000                                                     0.00000000
Jul 15 2001                                                     0.00000000
Jan 15 2002                                                     0.00000000
Jul 15 2002                                                     0.00000000
Jan 15 2003                                                     0.00000000
Jul 15 2003                                                     0.00000000
Jan 15 2004                                                     0.00000000
Jul 15 2004                                                     0.66256831
Jan 15 2005                                                     0.00000000
Jul 15 2005                                                     0.00000000
Jan 15 2006                                                     0.00000000
Jul 15 2006                                                     2.96557377
Jan 15 2007                                                     0.00000000
Jul 15 2007                                                     2.48633880
Jan 15 2008                                                     1.95765027
Jul 15 2008                                                     0.00000000
Jan 15 2009                                                     2.54617486
Jul 15 2009                                                     0.00000000
Jan 15 2010                                                    49.18032787
Jul 15 2010                                                     0.00000000
Jan 15 2011                                                    13.74617486
Jul 15 2011                                                     0.00000000
Jan 15 2012                                                     7.85655738
Jul 15 2012                                                     0.00000000
Jan 15 2013                                                     3.75792350
Jul 15 2013                                                     0.00000000
Jan 15 2014                                                     4.21038251
Jul 15 2014                                                     0.00000000
Jan 15 2015                                                     4.10983607
Jul 15 2015                                                     0.00000000
Jan 15 2016                                                     5.10737705
Jul 15 2016                                                     0.00000000
Jan 15 2017                                                     0.86639344
Jul 15 2017                                                     0.00000000
Jan 15 2018                                                     0.00000000
Jul 15 2018                                                     0.54672131

                                                                     EXHIBIT B-2
                                                                              TO
                                                                 LEASE INDENTURE


                           FORM OF RUMFORD LESSOR NOTE

                     PMCC CALPINE NEW ENGLAND INVESTMENT LLC
                  NONRECOURSE PROMISSORY NOTE (RUMFORD) DUE IN
                      A SERIES OF INSTALLMENTS OF PRINCIPAL
                             WITH FINAL PAYMENT DATE
                                OF JULY 15, 2018

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
                SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT


                                                  Issued at:  New York, New York

                                                  Issue Date:  December 19, 2000

$176,000,000


        PMCC CALPINE NEW ENGLAND INVESTMENT LLC, a Delaware limited liability company (herein called the "Owner Lessor", which term includes any successor person under the Collateral Trust Indenture hereinafter referred to), hereby promises to pay to State Street Bank and Trust Company of Connecticut, National Association, in its capacity as pass through trustee of the Tiverton and Rumford 2000 Pass Through Trust (the "Pass Through Trustee"), or its registered assigns, the principal sum of $176,000,000, which is due and payable in a series of installments of principal with a final payment date of July 15, 2018, as provided below, together with interest at the rate of 9.00% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full. Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on July 15, 2001, and on each July 15th and January 15th thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Note shall be due and payable in installments on each of the dates set forth on Schedules 1 hereto. The installment of principal payable on any such date shall be in an aggregate amount equal to the product of the Principal Portion set forth on Schedule 1 multiplied by the percentage set forth on Schedule 1 under the column headed "Principal Amount Payable" for such date unless the Principal Portion has been prepaid; provided, that the final installment of principal shall be equal to the then unpaid principal balance of this Note.

        Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage and Security Agreement dated as of December 19, 2000 (the "Collateral Trust Indenture"), between the Owner Lessor and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture Trustee").

        Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and premium, if any, and (to the extent permitted by Applicable Law) any overdue interest shall be paid, on demand, from the due date thereof at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

        In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

        Except as otherwise specifically provided in the Collateral Trust Indenture and in the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Collateral Trust Indenture shall be made only from the Indenture Estate, and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Collateral Trust Indenture. The holder hereof, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof, as herein provided, and that, none of the Owner Participant, the Owner Lessor or the Indenture Trustee is or shall be personally liable to the holder hereof for any amounts payable under this Note or under the Collateral Trust Indenture, or, except as expressly provided in the Collateral Trust Indenture or, in the case of the Owner Participant and the Owner Lessor, the Participation Agreement for any performance to be rendered under the Collateral Trust Indenture or any Assigned Document or for any liability under the Collateral Trust Indenture or any Assigned Document.

        The principal of and premium, if any, and interest on this Note shall be paid by the Indenture Trustee, without any presentment or surrender of this Note, except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Indenture Trustee, by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Indenture Trustee are actually received by the Indenture Trustee if such amounts are received by 12:00 noon, New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and holder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

        The holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in
Section 2.7 of the Collateral Trust Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued interest (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any, on this Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Collateral Trust Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Note.

        This Note is the Note referred to in the Collateral Trust Indenture as the "Lessor Note". The Collateral Trust Indenture permits the issuance of additional notes ("Additional Lessor Notes"), as provided in Section 2.12 of the Collateral Trust Indenture, and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Indenture Trustee to the extent provided in the Collateral Trust Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Collateral Trust Indenture.

        Reference is hereby made to the Collateral Trust Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Collateral Trust Indenture, to all of which terms and conditions the holder hereof agrees by its acceptance of this Note.

        This Note is subject to redemption, in whole or in part as provided in the Collateral Trust Indenture, as follows: (x) in the case of redemptions under the circumstances set forth in Section 2.10(a) of the Collateral Trust Indenture, at a price equal to the principal amount of this Note being redeemed together with accrued interest on such principal amount to the Redemption Date, and (y) in the case of redemptions under the circumstances set forth in Sections 2.10(d) of the Collateral Trust Indenture, at a price equal to the principal amount of this Note then outstanding together with accrued interest on such principal amount to the Redemption Date, plus the Make-Whole Premium, if any; provided, however, that no such redemption shall be made until notice thereof is given by the Indenture Trustee to the holder hereof as provided in the Collateral Trust Indenture.

        In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to
Section 13.1 thereof where the Facility Lessee purchases the Undivided Interest from the Owner Lessor, the obligations of the Owner Lessor under this Note may, subject to the conditions set forth in Section 2.10(b) of the Collateral Trust Indenture, be assumed in whole by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the holder of this Note may be required to exchange this Note for a new Note evidencing such assumption.

        In case a Collateral Trust Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Collateral Trust Indenture, be declared or may become due and payable in the manner and with the effect provided in the Collateral Trust Indenture.

        There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Collateral Trust Indenture. The transfer of this Note is registrable, as provided in the Collateral Trust Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered holder hereof, together with the amount of any applicable transfer taxes.

        It is expressly understood and agreed by the holder of this Note that
(a) this Note is executed and delivered by General Foods Credit Corporation, not individually or personally but solely as the managing member ("Managing Member"), of PMCC Calpine NEIM LLC, the Owner Participant and the sole managing member of the Owner Lessor, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by the Managing Member but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on the Managing Member individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the holder of this Note or by any Person claiming by, through or under such holder, and (d) under no circumstances shall the Managing Member, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.

        This Note shall be governed by the laws of the State of New York.

        IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.

                                    PMCC CALPINE NEW ENGLAND
                                    INVESTMENT LLC,
                                    a Delaware limited liability company,

                                      By:  PMCC Calpine NEIM LLC,
                                           a Delaware limited liability company,
                                                                 Managing Member

                                      By:  General Foods Credit Corporation,
                                           a Delaware corporation,
                                           Managing Member



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

        This is the Lessor Note referred to in the within-mentioned Collateral Trust Indenture duly executed as of the date hereof.


                                         STATESTREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             not in its individual capacity, but
                                             solely as the Indenture Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                             FORM OF TRANSFER NOTICE


        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

----------------------------------

----------------------------------
(Please print or typewrite name and address including zip code of assignee)

----------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

----------------------------------
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:
      ----------------------       ---------------------------------------------
                                    (Signature of Transferor)

                                    NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                   SCHEDULE 1
                                     TO NOTE


                       Schedule Of Principal Amortization

                         Principal Portion: $176,000,000

                                        Principal Amount Payable
     Payment Date                       (% of Principal Portion)
-----------------------------      ---------------------------------------
Dec 19 2000                                                     0.00000000
Jul 15 2001                                                     0.00000000
Jan 15 2002                                                     0.00000000
Jul 15 2002                                                     0.00000000
Jan 15 2003                                                     0.00000000
Jul 15 2003                                                     0.00000000
Jan 15 2004                                                     0.00000000
Jul 15 2004                                                     0.66256831
Jan 15 2005                                                     0.00000000
Jul 15 2005                                                     0.00000000
Jan 15 2006                                                     0.00000000
Jul 15 2006                                                     2.96557377
Jan 15 2007                                                     0.00000000
Jul 15 2007                                                     2.48633880
Jan 15 2008                                                     1.95765027
Jul 15 2008                                                     0.00000000
Jan 15 2009                                                     2.54617486
Jul 15 2009                                                     0.00000000
Jan 15 2010                                                    49.18032787
Jul 15 2010                                                     0.00000000
Jan 15 2011                                                    13.74617486
Jul 15 2011                                                     0.00000000
Jan 15 2012                                                     7.85655738
Jul 15 2012                                                     0.00000000
Jan 15 2013                                                     3.75792350
Jul 15 2013                                                     0.00000000
Jan 15 2014                                                     4.21038251
Jul 15 2014                                                     0.00000000
Jan 15 2015                                                     4.10983607
Jul 15 2015                                                     0.00000000
Jan 15 2016                                                     5.10737705
Jul 15 2016                                                     0.00000000
Jan 15 2017                                                     0.86639344
Jul 15 2017                                                     0.00000000
Jan 15 2018                                                     0.00000000
Jul 15 2018                                                     0.54672131

                                                                       EXHIBIT C
                                                                              TO
                                                                 LEASE INDENTURE


                      FORM OF CERTIFICATE OF AUTHENTICATION

                              Authentication Order



                                                               December 19, 2000


State Street Bank and Trust Company of Connecticut, National Association 225 Asylum Street
Goodwin Square
Hartford, Connecticut 06103

Re:  Preparation and Registration of Lessor Notes

Ladies and Gentlemen:

        Reference is made to the $366,000,000 in aggregate principal amount of the 9.00% Pass Through Certificates due July 15, 2018 (the "Pass Through Certificates") of the Tiverton and Rumford 2000 Pass Through Trust representing undivided beneficial interests in $366,000,000 aggregate principal amount of secured lease obligation notes (the "Lessor Notes") of PMCC Calpine New England Investment LLC, a Delaware limited liability company (the "Owner Lessor"), issued pursuant to the Indenture of Trust, Mortgage and Security Agreement, dated as of December 19, 2000, between the Owner Lessor and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee, comprising $190,000,000 aggregate principal amount of Lessor Notes relating to the Tiverton Generating Station and $176,000,000 aggregate principal amount of Lessor Notes relating to the Rumford Generating Station.

        You are hereby directed to have the Lessor Notes prepared and registered in the name of State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee (the "Pass Through Trustee") under the Pass Through Trust Agreement, dated as of December 19, 2000, among Tiverton Power Associates Limited Partnership, a Rhode Island limited partnership, Rumford Power Associates Limited Partnership, a Maine limited partnership, and the Pass Through Trustee, and to have the Lessor Notes delivered to the Pass Through Trustee at 9:00 a.m., Eastern Standard Time, on December 19, 2000.



                            [CONTINUED ON NEXT PAGE]

                                            Very truly yours,

                                            PMCC CALPINE NEW ENGLAND
                                            INVESTMENT LLC

                                            By  PMCC Calpine NEIM LLC,
                                                its Sole Member



                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                     EXHIBIT D-1
                                                                              TO
                                                                 LEASE INDENTURE


                        DESCRIPTION OF TIVERTON FACILITY
                                  ATTACHMENT 2

                            REAL PROPERTY DESCRIPTION

        The Transferred Property is composed of all of Seller's right, title and interest in, to and under the following property (excluding, in any event, the Excluded Property):

        That certain approximately 265-megawatt net nameplate capacity gas-fired combined cycle electric generating facility (known also as the "Tiverton Facility") together with all structures or improvements, all alterations thereto or replacements thereof, and all other fixtures, attachments, appliances, equipment, machinery and other articles (hereinafter collectively referred to as the "Transferred Property"), in each case located on the land situated in Tiverton, Rhode Island., as described more particularly in Exhibit A attached hereto (the "Tiverton Facility Site").

        The Transferred Property shall include, but not be limited to, the following principal components of the Tiverton Facility:

        1. One Combustion Turbine -- General Electric Model PG7241 (Serial No. 297273)

        2. One Combustion Turbine Generator -- General Electric Model 7FH2 (Serial No. 337X705)

        3.  One Steam Turbine -- General Electric Model A-10 (Serial No.
            270T429)

        4. One Steam Turbine Generator -- General Electric 7A6 (Serial No. 290T429)

        5. One Air Cooled Condenser -- GEA Power Cooling Systems, Inc. (Serial No. 98-306)

        6. One Heat Recovery Steam Generator -- Nooter-Eriksen three pressure level with reheater, contains a selective catalytic reduction for NOx reduction. Nooter-Erikson Job No. 988730

        The Transferred Property shall include such improvements located on the easements appurtenant to the Tiverton Facility Site to the extent such property is owned by Seller.

                                  ATTACHMENT 2

                                excluded property

The property described below constitutes "Excluded Property":

THE FOLLOWING EQUIPMENT LOCATED ON, AT OR NEAR THE TIVERTON FACILITY SITE:

        CTG TRANSFORMER - FERRANTI-PACKARD TYPE OA/FA/FA (17 kV:115kV RATING) SERIAL NO. CL 19343-10102

        STG TRANSFORMER - FERRANTI-PACKARD TYPE OA/FA/FA (13.6kV:115kV RATING) SERIAL NO. CL 19344-10101

        AUXILIARY TRANSFORMER - WAUKESHA ELECTRIC SYSTEM CLASS OA/FFA (18kV:4160 VOLT RATING) SERIAL NO. 0951014R1259

        ALTERNATE SOURCE TRANSFORMER - VIRGINIA TRANSFORMER - CLASS OA/OA/FFA (12kV:480 VOLT RATING) SERIAL NO. 4411500A076-9465A

THE FOLLOWING BUILDINGS LOCATED ON THE TIVERTON FACILITY SITE:

        ADMINISTRATION AND OPERATIONS BUILDING

THE FOLLOWING TANGIBLE PROPERTY ASSOCIATED WITH THE TIVERTON FACILITY:

        ANY AND ALL BOOKS AND RECORDS

THE TANGIBLE EQUIPMENT ASSOCIATED WITH THE TIVERTON FACILITY WHICH IS ORDINARILY AND CUSTOMARILY REPLACED DURING THE LIFE OF THE FACILITY INCLUDING, BUT NOT LIMITED TO:

        INVENTORIES

        SPARE PARTS

        VEHICLES

        MAINTENANCE EQUIPMENT

        OFFICE EQUIPMENT AND SUPPLIES

        COMPUTER EQUIPMENT AND SOFTWARE

        LABORATORY EQUIPMENT

        SAFETY EQUIPMENT

THE FOLLOWING INTANGIBLE PROPERTY ASSOCIATED WITH THE TIVERTON FACILITY INCLUDING, BUT NOT LIMITED TO:

        BANK ACCOUNTS

        ACCOUNTING INTANGIBLES

        INTELLECTUAL PROPERTY

        CONTRACTS

        GOVERNMENT PERMITS

                                                                     EXHIBIT D-2
                                                                              TO
                                                                 LEASE INDENTURE


                         DESCRIPTION OF RUMFORD FACILITY


        That certain approximately 265-megawatt net nameplate capacity gas-fired combined cycle electric generating facility (known also as the "Rumford Facility") located at the westerly end of Industrial Park Road, and commonly known as Lots 7, 8 and appurtenant easements thereto as shown on the Plan of Rumford Industrial Park, together with all structures or improvements, all alterations thereto or replacements thereof, and all other fixtures, attachments, appliances, equipment, machinery and other articles, in each case located on the land, or on the easements appurtenant to the land, situated in the Town of Rumford, County of Oxford, State of Maine.



                                        5